Exhibit 10.4

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC

AMONG

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LP,

W2007 EQUITY INNS SENIOR MEZZ, LLC

and

WILLIAM G. POPEO

Dated: February 27, 2015

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN AND ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR THE SECURITIES LAWS OF ANY STATE OR THE DISTRICT OF COLUMBIA. ACCORDINGLY, NO SUCH LIMITED LIABILITY COMPANY INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING MEMBER AND THE COMPANY TO LIABILITY.

INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING THE DECISION WHETHER TO BE A MEMBER IN THE COMPANY INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE LIMITED LIABILITY COMPANY INTERESTS.

i

5.6	Plan Assets	43
5.7	Insurance	43
5.8	Casualty/Condemnation	44
5.9	Existence; Compliance with Legal Requirements	44
5.10	Impositions and Other Claims	44
5.11	Litigation	45
5.12	Access to Properties	45
5.13	Notice of Default	45
5.14	Intentionally Omitted	45
5.15	Conduct of Business	45
5.16	Standard of Operation	45
5.17	No Sales of Assets	46
5.18	Compliance with Senior Loans	46
5.19	Intentionally Omitted	46
5.20	Prohibited Persons	46
5.21	Forgiveness of Debt	46

ARTICLE 6 CAPITAL CONTRIBUTIONS, LOANS AND LIABILITIES		46
6.1	Initial Capital Contributions of the Members	46
6.2	Protective Capital/Additional Capital	46
6.3	Application of Capital	48
6.4	Capital of the Company	48

ARTICLE 7 INTENTIONALLY OMITTED		48

ARTICLE 8 APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH; REDEMPTION		48
8.1	Distributions of Cash	48
8.2	Sales; Financings; Qualified Capital Raises	49
8.3	Redemption Right	49
8.4	Distribution of Capital Event Proceeds	50
8.5	Distribution After Changeover Event	50

ARTICLE 9 TRANSFER OF COMPANY INTERESTS		50
9.1	Restrictions on Transfers by the Class B Member	50
9.2	Transfers by the Class A Member	51
9.3	Assignment Binding on Company	52
9.4	Bankruptcy of a Member	52
9.5	Substituted Members	52
9.6	Acceptance of Prior Acts	53
9.7	Additional Limitations	53
9.8	Restraining Order; Specific Performance; Other Remedies	53

ARTICLE 10 DISSOLUTION OF THE COMPANY; WINDING UP AND DISTRIBUTION OF ASSETS		54
10.1	Dissolution	54

10.2	Winding Up	54
10.3	Distribution of Assets	55

ARTICLE 11 AMENDMENTS		55
11.1	Amendments	55
11.2	Additional Members	56

ARTICLE 12 MISCELLANEOUS		56
12.1	Further Assurances	56
12.2	Notices	56
12.3	Remedies of the Class B Member	57
12.4	Exculpation	57
12.5	Headings and Captions	57
12.6	Variance of Pronouns	57
12.7	Counterparts	57
12.8	Governing Law	57
12.9	Consent to Jurisdiction	57
12.10	Arbitration	58
12.11	Partition	59
12.12	Invalidity	59
12.13	Successors and Assigns	59
12.14	Entire Agreement	59
12.15	Waivers	59
12.16	No Brokers	59
12.17	Press Releases	59
12.18	No Third Party Beneficiaries	60
12.19	Construction of Documents	60
12.20	Time of Essence	60

SCHEDULES

Schedule A	Properties
Schedule 1.1(a)	Allocated Amounts
Schedule 1.1(b)	Mortgage Loan Documents
Schedule 1.1(c)	First Mezzanine Loan Documents
Schedule 5.15(a)	Special Purpose Covenants
Schedule 5.15(b)	Anti-Terrorism and Anti-Money Laundering Laws; Embargoed Persons
Schedule 6.1	Initial Capital Contributions and Percentage Interests of the Members

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 27, 2014, is made by and among AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LP, a Delaware limited partnership (together with its successors and permitted assigns each in such Person’s capacity as a member of the Company, the “Class B Member”), W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company (together with its successors and permitted assigns each in such Person’s capacity as a member of the Company, the “Class A Member”), and WILLIAM G. POPEO, as the initial Special Member.

R E C I T A L S

WHEREAS, the Company (as defined herein) was formed under the Act pursuant to a Certificate of Formation of the Company, which was filed with the Secretary of State of the State of Delaware on October 7, 2014, and that certain Limited Liability Company Agreement, dated as of October 7, 2014, by the Class B Member, as the sole member (the “Existing LLC Agreement”);

WHEREAS, the Company (i) is the ninety-nine percent (99%) limited partner of ARC Hospitality Portfolio I Mezz, LP, a Delaware limited partnership (the “First Mezzanine Borrower”), and (ii) is the sole member of ARC Hospitality Portfolio I Mezz GP, LLC, a Delaware limited liability company (the “Mezzanine GP”), which in turn is the one percent (1%) general partner of First Mezzanine Borrower;

WHEREAS, the First Mezzanine Borrower is (i) the sole member of each of ARC Hospitality Portfolio I Owner, LLC, a Delaware limited liability company (“LLC Borrower”), ARC Hospitality Portfolio I BHGL Owner, LLC, a Delaware limited liability company (“BHGL Borrower”), ARC Hospitality Portfolio I PXGL Owner, LLC, a Delaware limited liability company (“PXGL Borrower”), ARC Hospitality Portfolio I GBGL Owner, LLC, a Delaware limited liability company (“GBGL Borrower”), ARC Hospitality Portfolio I NFGL Owner, LLC, a Delaware limited liability company (“NFGL Borrower”), ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, a Delaware limited liability company (“MBGL 1000 Borrower”), ARC Hospitality Portfolio I MBGL 950 Owner, LLC, a Delaware limited liability company (“MBGL 950 Borrower”), (ii) the sole member of ARC Hospitality Portfolio I NTC Owner GP, LLC, a Delaware limited liability company (“Owner GP”), which in turn is the one percent (1%) general partner of each of ARC Hospitality Portfolio I NTC Owner, LP, a Delaware limited partnership (“LP Borrower”), ARC Hospitality Portfolio I DLGL Owner, LP, a Delaware limited partnership (“DLGL Borrower”), and ARC Hospitality Portfolio I SAGL Owner, LP, a Delaware limited partnership (“SAGL Borrower”; LLC Borrower, BHGL Borrower, PXGL Borrower, GBGL Borrower, NFGL Borrower, MBGL 1000 Borrower, MBGL 950 Borrower, LP Borrower, DLGL Borrower and SAGL Borrower are individually and collectively, as the context may require, referred to as the “Mortgage Borrowers”), (iii) the ninety-nine percent (99%) limited partner of LP Borrower, DLGL Borrower, and SAGL

Borrower, (iv) the sole member of ARC Hospitality Portfolio I TRS Holdco, LLC, a Delaware limited liability company (“TRS Holdco”), which in turn (a) is the sole member of ARC Hospitality Portfolio I TRS, LLC, a Delaware limited liability company (“Main TRS”), ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company (“HIL TRS”), ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company (“MCK TRS”), ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company (“MISC TRS”), and ARC Hospitality Portfolio I DEKS TRS, LLC, a Delaware limited liability company (“DEKS TRS”), which is the sole member of and ARC Hospitality Portfolio I KS TRS, LLC, a Kansas limited liability company (“KS TRS”), and (b) the sole member of ARC Hospitality Portfolio I NTC TRS GP, LLC, a Delaware limited liability company (“TRS GP”), which is the one percent (1%) general partner of each of ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership (“Main LP TRS”), and ARC Hospitality Portfolio I NTC HIL, LP, a Delaware limited partnership (“HIL LP TRS”, and together with Main TRS, HIL TRS, MCK TRS, MISC TRS, Main LP TRS and DEKS TRS, the “TRS”);

WHEREAS, Mortgage Borrower own the fee or ground leasehold (as applicable) interests in the Properties (as herein defined);

WHEREAS, TRS has operating leases for all of the Properties granted by Mortgage Borrowers (the “Operating Leases”); and

WHEREAS, pursuant to the terms of that certain Amended & Restated Real Estate Sale Agreement, dated as of November 11, 2014 (the “ Sale Agreement”), by and among the parties listed on Schedule 1A attached thereto, as the sellers (the “Sellers”), and the parties listed on Schedule 1B attached thereto, as the purchasers, the Mortgage Borrower acquired the Properties and the Company is issuing the Interest (as herein defined) described herein to the Class A Member (on behalf of its wholly-owned subsidiaries, who were the sellers under the Sale Agreement) in partial consideration for such sale.

NOW, THEREFORE, in order to carry out the intentions expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Class B Member hereby agrees to admit the Class A Member and the Special Member as members of the Company upon the terms contained herein and each of the Class A Member, the Class B Member and the Special Member hereby agree to amend and restate the Existing LLC Agreement to read in its entirety as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

“Accrual Period” means the period from and including a Scheduled Distribution Date to but excluding the next Scheduled Distribution Date, except that the first Accrual Period shall be the period from and including the Effective Date to but excluding the first Scheduled Distribution Date thereafter.

“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time.

“Additional Class B Member Deposit” has the meaning set forth in Section 3.4(h).

“Additional Mezzanine Lender” means, with respect to any Additional Mezzanine Loan, the holder(s), from time to time, of such Additional Mezzanine Loan.

“Additional Mezzanine Loan” means any additional mezzanine loan incurred by a Subsidiary of the Company as an “Approved Mezzanine Loan” in accordance with the terms of the Mortgage Loan Agreement and the First Mezzanine Loan Agreement.

“Additional Mezzanine Loan Agreement” means, with respect to each Additional Mezzanine Loan, the mezzanine loan agreement evidencing such Additional Mezzanine Loan, as the same may be amended, supplemented or modified from time to time.

“Additional Mezzanine Loan Documents” means, with respect to each Additional Mezzanine Loan, the Additional Mezzanine Loan Agreement evidencing such Additional Mezzanine Loan, the notes, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing such Additional Mezzanine Loan, as any of the foregoing may be amended, supplemented or modified from time to time.

“Additional Mezzanine Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the Additional Mezzanine Loan Documents.

“Affiliate” means with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person and (ii) any other Person owning or controlling twenty-five percent (25%) or more of the outstanding voting securities of, or other ownership interests in, such Person; provided that, notwithstanding the foregoing, each of the following entities shall be deemed an Affiliate of each of the Class B Member and the Guarantors: AR Capital, LLC, American Realty Capital IX, LLC, American Realty Capital Hospitality Special Limited Partner, LLC, American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, Realty Capital Securities, LLC, ARC OP (as defined below), REIT (as defined below), Crestline Hotels & Resorts, LLC, and each of their respective Affiliates.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the Schedules attached hereto, as it may hereafter be amended, supplemented or otherwise modified from time to time.

“Allocated Amount” means, with respect to a Property, an amount equal to the portion of the total of the Class A Member’s Initial Capital Contributions allocated to such Property, as set forth on Schedule 1.1(a), which amount shall be increased from time to time in order to reflect any additional Capital Contributions made by the Class A Member with respect to such Property.

“Annual Budget” means the annual budget for the Company and its Subsidiaries (which shall include both an operating budget and a capital expenditure budget) and each of the Properties, on an aggregate and individual Property basis, which annual budget shall set forth, on a month-by-month basis, in reasonable detail, each line item of operating income, operating expenses and capital expenses for the applicable Budget Year.

“ARC OP” means American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership.

“Assignee” means any Person to whom a limited liability company interest in the Company has been Transferred in a Transfer expressly permitted hereunder and who has not been admitted as a Substituted Member.

“Available Cash” means for any period, the excess, if any, of (A) the sum of (i) the amount of all cash receipts during such period of the Company and any Subsidiary thereof, without duplication (to the extent, in the case of amounts received by a Subsidiary, such cash is permitted by the Senior Loan Documents to be distributed by such Subsidiary to the Company after payment of all expenses of such Subsidiary incurred by such Subsidiary to the extent such expenses are not prohibited by this Agreement or the Senior Loan Documents (collectively the “Permitted Subsidiary Expenses”)) and (ii) any working capital of the Company existing at the start of such period less (B) the sum of (i) all cash amounts payable in such period on account of expenses incurred directly by the Company in accordance with and as permitted by this Agreement (but specifically excluding sums payable to the Class B Member or any Affiliate thereof (except for the Permitted Subsidiary Expenses) unless approved by the Class A Member or permitted hereunder), and (ii) reserves of amounts required for the working capital, capital expenditures and future needs of the Company and its Subsidiaries, including, without limitation, current and future property improvement plans and other franchisor requirements, as established by the Class B Member in its reasonable determination.

“Bad Boy Guaranty” means that certain Bad Boy Guaranty, dated as of the date hereof, made by the Guarantors in favor of the Class A Member.

“Bankruptcy” means, with respect to the affected party, (i) the entry of an order for relief under the Bankruptcy Code, (ii) the admission by such party in writing of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law, (v) the application by such party for the appointment of a receiver for the assets of such party, (vi) the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts or any other similar relief under the Bankruptcy Code or any other federal or state insolvency law that is not discharged, stayed or dismissed within sixty (60) days or (vii) the imposition of a judicial or statutory lien on all or a substantial part of its assets that is not discharged, stayed or dismissed within sixty (60) days. With respect to a Member, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Barcelo Note” shall mean those certain Promissory Notes in the aggregate original principal amount of $63,074,056.52, dated March 21, 2014, from ARC OP to Barcelo Crestline Corporation.

“Budget Year” means, with respect to the Fiscal Year 2015 or any Fiscal Year thereafter, the period beginning on January 1 and ending on December 31 of such year.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York.

“Buy/Sell Response Notice” has the meaning set forth in Section 3.4.

“Capital Contribution” when used with respect to any Member means the aggregate amount of capital contributed (including any amounts deemed contributed) to the Company by such Member in accordance with Article 6.

“Capital Event” means: (i) any sale, transfer or other disposition or liquidation of the Properties or any portion thereof, or any direct or indirect interest therein owned by the Company or any Subsidiary or any portion thereof (including, in each case, a foreclosure sale or deed-in-lieu thereof); (ii) any Casualty; (iii) any Condemnation; or (iv) any refinancing of all or any of the Properties or any direct or indirect interest therein owned by the Company or any Subsidiary or all of any of the Senior Loans.

“Capital Event Proceeds” means Net Sales Proceeds, Net Disposition Proceeds and Net Financing Proceeds, collectively.

“Cash Management Account” has the meaning set forth in Section 5.5.

“Cash Management Agreement” means that certain Deposit Account Control Agreement, dated as of the date hereof, among Wells Fargo Bank, National Association, the Company, the Class A Member and the Class B Member, as the same may be amended, supplemented or otherwise modified from time to time with the approval of the Class A Member.

“Cash Management Bank” has the meaning set forth in Section 5.5.

“Casualty” means, with respect to any Property, any fire, explosion, flood, collapse or other casualty affecting all or any portion of such Property.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 7, 2014, as the same may hereafter be amended and/or restated from time to time.

“Changeover Event” means the occurrence of any of the following events:

(1) any failure (regardless of the availability of funds) of the Company to distribute on any Scheduled Distribution Date the full Class A Return for the Accrual Period ending on that Scheduled Distribution Date, it being understood that if such a failure occurs, the Class A Return Rate used to calculate any amounts then owing to the Class A Member or that become due to the Class A Member at any time following such failure will be the Increased Rate, with the Increased Return resulting from such failure accruing interest at the Increased Rate until paid and such additional interest being due on the next Scheduled Distribution Date; provided, however, that with respect to each of the first two times that the Company fails to pay the Class A Return in full on a Scheduled

Distribution Date only, such failure to pay shall not constitute a Changeover Event hereunder if the Company pays such amount in full (together with interest thereon at the Increased Rate) to the Class A Member within five (5) Business Days following the Class A Member’s delivery of written notice to the Class B Member of such failure to pay;

(2) any failure of the Class B Member to contribute any Protective Capital to the Company or to reimburse the Class A Member for contributions of Protective Capital made by the Class A Member, in either case within the time set forth in, and otherwise in accordance with Section 6.2 hereof; provided that such failure of the Class B Member to contribute Protective Capital pursuant to Section 6.2(a) hereof shall not constitute a Changeover Event unless either (A) such failure is not remedied by the Class B Member within sixty (60) days after the Class A Member’s written notice to the Class B Member of such failure or (B) if the Class A Member funds any Protective Capital pursuant to Section 6.2(a) hereof, then the Class B Member shall have a period of sixty (60) days following the funding of such Protective Capital to cure such default by reimbursing the full amount of such Protective Capital (together with a return thereon at the Increased Rate) to the Class A Member;

(3) the failure (regardless of the availability of funds) of the Company or the Class B Member (a) to redeem or cause to be redeemed the Class A Member’s Interest in full, and to pay in full the Redemption Price, on or before the Mandatory Redemption Date or (b) to pay to the Class A Member in full the Release Payment for any Property upon the sale or other disposition of any Property (or any direct or indirect interest therein owned by any of the Company or its Subsidiaries) or (c) to pay to the Class A Member in full the QCR Redemption Amount in respect of any Qualified Capital Raise in accordance with the provisions hereof or (d) to pay to the Class A Member all of the Net Financing Proceeds from the incurrence of any Additional Mezzanine Loan by the Company or any of its Subsidiaries upon such incurrence or (e) to pay to the Class A Member all of the Capital Event Proceeds from any other Capital Event affecting any Property ((but, in the event such Capital Event only affects certain Properties (as opposed to all Properties), only in an amount up to the Release Payment for such Property)) upon the occurrence of such Capital Event;

(4) the failure (regardless of the availability of funds) of the Company or the Class B Member to pay the Class A Member any amounts not described in clause (1), (2) or (3) above when due and payable hereunder unless such payment is made within ten (10) Business Days after notice from the Class A Member that such payment is delinquent, provided, however, that interest at the Increased Rate will accrue on any such amounts not paid when due, irrespective of the amount owed, from the day first due until paid in full;

(5) if the Company or any Subsidiary takes any action that constitutes a breach of Section 3.1(b);

(6) if the Company fails to comply with any of the covenants in any of Sections 5.5(a), 5.6, 5.10 (unless caused by the Senior Lender’s failure to pay taxes or insurance premiums despite there being sufficient amounts in the reserves held by the Senior Lender for such purposes), 5.15(a), 5.17 or Schedule 5.15(a) hereof, or fails to maintain the insurance required by Section 5.7; provided, however, that with respect to a violation or breach of any of the covenants set forth in Section 5.15(a) or Schedule 5.15(a), such violation or breach shall not constitute a Changeover Event in the event that (1) such violation or breach is not intentional, (2) such violation or breach is immaterial, (3) such violation or breach shall be remedied in a timely and expedient manner and in any event within not more than sixty (60) days, and (4) within fifteen (15) Business Days following the request of the Class A Member, but not prior to the date on which such violation or breach shall have been remedied in accordance with the immediately foregoing clause (3), the Company delivers to the Class A Member (I) a new non-consolidation opinion or (II) a modification of a non-consolidation opinion that was previously delivered to the Class A Member to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in such opinion, which opinion or opinion modification and any counsel delivering such opinion or opinion modification shall be acceptable to the Class A Member in its reasonable discretion;

(7) any Prohibited Transfer occurs or if the Class B Member ceases to be Controlled, directly or indirectly, by ARC OP, or if ARC OP ceases to be Controlled, directly or indirectly by the REIT, or if the REIT ceases to be Controlled, directly or indirectly, by AR Capital, LLC;

(8) if, as of the third (3rd) anniversary of the Effective Date, the Company has failed to make payments to the Class A Member in respect of its Unrecovered Capital in an amount equal to or greater than fifty percent (50%) of the Initial Capital Contributions made by the Class A Member;

(9) if, as of the fourth (4th) anniversary of the Effective Date, the Company has failed to make payments to the Class A Member in respect of its Unrecovered Capital in an amount equal to or greater than one hundred percent (100%) of the Initial Capital Contributions made by the Class A Member;

(10) any representation or warranty made by the Class B Member in Section 2.10 of this Agreement or any other representation made by the Class B Member or by any Guarantor in any other Transaction Document shall be untrue, incorrect or misleading in any material respect on or as of the date made; provided, however, that as to any such untrue, incorrect or misleading representation or warranty which (a) was unintentionally made to the Class A Member and (b) which can be made true and correct by action of the Class B Member, the Class B Member shall have a period of thirty (30) days following written notice thereof to the Class B Member to undertake and complete all action necessary to make such representation or warranty, true and correct in all material respects; provided, further, that if the same cannot be cured within such thirty (30) day period, if the Class B Member commences to take action to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, the Class B Member shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of an additional ninety (90) days;

(11) the occurrence of any default in any material respect or of any material nature by the Class B Member, any Guarantor or any Affiliate of any of them in the performance of any obligation under any of the Transaction Documents (other than any default described elsewhere in this definition of “Changeover Event”), if such default shall continue for thirty (30) days after notice of such default; provided, however, that if such default is a default which cannot be cured by the payment of a sum of money and is otherwise susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that the Class B Member shall have commenced to cure such default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for the Class B Member in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

(12) the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any of the Senior Loan Documents or pursuant to any loan document evidencing or relating to any subsequent financing entered into by the Company or any of its Subsidiaries, or the failure to pay the Senior Loans or any such subsequent financing at the stated or accelerated maturity of the Senior Loans or such subsequent financing (whether such accelerated maturity occurs by declaration of the lender or otherwise);

(13) if (a) the Company, the Class B Member, any Guarantor or any Subsidiary commences any action or proceeding for the purpose of asserting or alleging that any provision of this Agreement or any other Transaction Document is not enforceable by the Class A Member in accordance with its terms, or (b) it is determined by any court or other tribunal or governmental authority that any provision of this Agreement or any Transaction Document is not in full force and effect or valid or enforceable by the Class A Member in accordance with its terms to the extent that such provision relates to the Class A Member’s right to receive amounts otherwise payable or due hereunder (other than to the extent such determination is that such amounts are usurious under applicable law), the priority of any such amounts and/or the right of the Class A Member to exercise any of its rights or remedies hereunder; provided, however, that this clause (b) shall not be applicable to the extent that such determination is made solely due to the Class A Member’s failure, as of the Effective Date, to obtain any governmental order, consent, approval or authorization (or failure, as of the Effective Date, to make any registration or other filing with any governmental authority) in connection with its receipt of its Interest on the date hereof;

(14) if the Class B Member or any Guarantor shall, or shall cause or permit the Company or any of its Subsidiaries to, make an assignment for the benefit of creditors or admit, in any legal proceeding, its inability to pay its debts as they become due or generally not be paying its debts as they become due;

(15) if any receiver, liquidator or trustee shall be appointed for the Class B Member, any Guarantor, the Company or any Subsidiary, or if a Bankruptcy occurs with respect to any such Person, or if any proceeding shall be instituted for the dissolution or liquidation of any such Person or its assets;

(16) intentionally omitted;

(17) a final, non-appealable, uninsured judgment for the payment of money in excess of $5,000,000 shall be rendered against the Company by a court of competent jurisdiction and is not satisfied in full within ten (10) days;

(18) the occurrence of a Liability Indemnification Event under a Guaranty that remains unpaid for ten (10) Business Days after written notice thereof, provided that interest at the Increased Rate will accrue on any such amounts not paid when due, irrespective of the amount owed, from the day first due until paid in full;

(19) the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any ground lease to which the Company or any Subsidiary is a party to the extent such event of default could reasonably be expected to have a Material Adverse Effect;

(20) the occurrence of any “event of default” (i.e., after applicable grace and cure periods, if any) arising pursuant to any franchise agreement to which the Company or any Subsidiary is a party to the extent such event of default could reasonably be expected to have a Material Adverse Effect, if such default shall continue for sixty (60) days after notice of such default or, if (x) such default is not reasonably susceptible of being cured within such 60-day period, (y) the Company is diligently and continuously attempting to cure such breach and (z) such breach does not cause any imminent danger to one or more of the Properties or of termination of such franchise agreement by the franchisor as a result of the continuation of such default without cure thereof, such longer period as is reasonably necessary to cure such default using diligent efforts, provided that such cure period in the aggregate shall not exceed one hundred eighty (180) days;

(21) if the Class B Member, any Guarantor or any of their respective Affiliates misappropriates the funds of the Company or any Subsidiary or the funds of any Affiliate of the Company or otherwise commits a fraudulent act in connection with the business of the Company or any Subsidiary or the business of any Affiliate of the Company, or if the Class B Member, any Guarantor or any of their respective Affiliates is convicted of a felony (whether or not such felony is related to the Company or any Subsidiary) or commits an act of dishonesty, willful misconduct or gross negligence, or breaches a fiduciary duty, in connection with the Company or any Subsidiary or in connection with its activities as a Member (if applicable) or the performance of its duties hereunder or under any Transaction Documents; and/or

(22) if any of the assumptions contained in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, is or becomes untrue in any material respect.

“Class A Interest Sale Price” has the meaning set forth in Section 3.4.

“Class A Member” has the meaning set forth in the Preamble.

“Class A Member Deposit” has the meaning set forth in Section 3.4(d).

“Class A Member Protective Advance” has the meaning set forth in Section 6.2.

“Class A Return” means, with respect to any Accrual Period, an amount equal to the product of (i) the weighted average outstanding Unrecovered Capital of the Class A Member during such period multiplied by (ii) the Class A Return Rate for such Accrual Period, multiplied by (iii) a fraction the numerator of which is the number of days in such Accrual Period and the denominator of which is 365.

“Class A Return Rate” means, (i) with respect the first eighteen (18) months following the Effective Date, a rate equal to 7.50% per annum, and (ii) thereafter, a rate equal to 8.00% per annum; provided, however, that (i) if any Changeover Event has occurred, the Class A Return Rate applicable in calculating any Class A Return shall automatically (without any action required by the Class A Member) increase to the Increased Rate and (ii) the rate that will accrue on any Protective Capital funded by the Class A Member shall be the Increased Rate.

“Class B Interest Sale Price” has the meaning set forth in Section 3.4.

“Class B Member” has the meaning set forth in the Preamble.

“Class B Member Affiliate Contract” means any contract or other agreement between or among the Company and/or any Subsidiary, on the one hand, and the Class B Member, any Guarantor or any of their respective Affiliates, on the other hand, regardless of whether there are other Persons party to such contract or other agreement.

“Class B Member Deposit” has the meaning set forth in Section 3.4(h).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any corresponding provision(s) of succeeding law and/or regulation.

“Collateral” means all tangible and intangible property in respect of which a security interest or pledge is granted under the Senior Loan Documents.

“Company” means ARC Hospitality Portfolio I Holdco, LLC, a Delaware limited liability company, as said company from time to time hereafter may be constituted; unless the context clearly requires otherwise, all references herein to the “Company” include the Company and each Subsidiary.

“Company Assets” means all right, title and interest of the Company in and to all or any portion of the assets of the Company and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith.

“Condemnation” means any taking or voluntary conveyance during the term hereof of all or any part of any Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall actually have been commenced.

“Contingent Obligation” means any obligation of any Subsidiary or the Company directly or indirectly guaranteeing any indebtedness or other obligation of any other Person in any manner.

“Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Delaware Court” has the meaning set forth in Section 12.9.

“Deposit” has the meaning set forth in Section 3.4(d).

“Effective Date” means the date of this Agreement set forth in the introductory paragraph hereto.

“Election Notice” has the meaning set forth in Section 3.4(a).

“Environmental Claim” means any written notice, claim, proceeding, investigation, demand or other communication by any Person or Governmental Authority alleging or asserting liability with respect to any Subsidiary or any Property arising out of, based on or resulting from (i) the presence, use or release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement, dated as of the date hereof, by the Guarantors for the benefit of the Class A Member.

“Environmental Laws” has the meaning assigned to such term in the Environmental Indemnity Agreement.

“Equity Members” means the Class B Member and the Class A Member.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with the Company or any of its Subsidiaries as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Executive Order” has the meaning set forth in Schedule 5.15(b).

“Existing LLC Agreement” has the meaning set forth in the Recitals.

“First Mezzanine Borrower” has the meaning set forth in the Recitals.

“First Mezzanine Lender” means the holder(s), from time to time, of the First Mezzanine Loan.

“First Mezzanine Loan” means that certain loan in the original principal amount of $111,000,000 made by German American Capital Corporation, as the original First Mezzanine Lender, to WNT Mezz I, LLC, a Delaware limited liability company, which is the predecessor-in-interest to the First Mezzanine Borrower.

“First Mezzanine Loan Agreement” means that certain Mezzanine Loan Agreement, dated as April 11, 2014, between WNT Mezz I, LLC, a Delaware limited liability company, as the original borrower, and German American Capital Corporation, as the original Mezzanine

Lender, as amended by that certain First Amendment to Mezzanine Loan Agreement, dated as of June 18, 2014, as amended by that certain Assumption and Release Agreement (Mezzanine), dated as of the date hereof, by and among First Mezzanine Borrower, First Mezzanine Lender and other parties, as the same may be amended, supplemented or modified from time to time.

“First Mezzanine Loan Documents” means the First Mezzanine Loan Agreement, the notes, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing the First Mezzanine Loan including those documents listed on Schedule 1.1(c), as any of the foregoing may be amended, supplemented or modified from time to time.

“First Mezzanine Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the First Mezzanine Loan Documents.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year; but upon termination of the Company, “Fiscal Year” shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

“Fundamental Decision” has the meaning set forth in Section 3.3(g).

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

“GS Group” means The Goldman Sachs Group, Inc., a Delaware corporation, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Guarantees” means, collectively, the Mandatory Redemption Guaranty and the Bad Boy Guaranty and “Guaranty” shall mean either of them.

“Guarantors” means each of Nicholas S. Schorsch, an individual, William M. Kahane, an individual, Edward M. Weil, Jr., an individual, Peter M. Budko, an individual, ARC OP and REIT.

“Hazardous Substances” has the meaning assigned to such term in the Environmental Indemnity Agreement.

“Increased Rate” means a rate per annum calculated on a cumulative basis and compounded monthly if not paid currently, equal to the sum of (i) the then-applicable Class A Return Rate plus (ii) five percent (5%).

“Increased Return” means any amount paid or due and payable to the Class A Member as a result of an increase in the Class A Return Rate to the Increased Rate.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;

(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens voluntarily granted on such Person’s property, whether or not the obligation have been assumed by such Person.

“Initial Class B Member Deposit” has the meaning set forth in Section 3.4(c).

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Property, or such other body exercising similar functions.

“Interest” means, with respect to any Member, the entire limited liability company interest of that Member in the Company, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

“Investment Company Act” has the meaning set forth in Section 2.11(c).

“IRS” means the Internal Revenue Service and any successor agency or entity thereto.

“Legal Requirements” means:

(i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Company, any Guarantor, any Subsidiary, the Class B Member or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof or any part thereof (whether now or hereafter enacted and in force),

(ii) all permits, licenses and authorizations and regulations relating thereto, and

(iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting any Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to any Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

“Liability Indemnification Event” means any event or occurrence that entitles the Class A Member to a payment under a Guaranty.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Lockout Expiration Date” has the meaning set forth in Section 9.2.

“Managing Member” means, initially, the Class B Member, provided, that if for any reason the Class B Member ceases to be the Managing Member pursuant to the terms hereof, the term “Managing Member” shall thereafter mean the Class A Member or such other Person as may be so designated by the Class A Member in its sole discretion. The Managing Member is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Mandatory Redemption Date” means the earlier of (i) the date on which a Changeover Event first occurs, and (ii) the ninetieth (90th) day following the stated maturity date of the Senior Loans (as the same may be extended in accordance with the terms of the Senior Loan Documents pursuant to the extension options set forth therein as of the date hereof).

“Mandatory Redemption Guaranty” means that certain Mandatory Redemption Guaranty, dated as of the date hereof, made by the Guarantors in favor of the Class A Member.

“Material Adverse Effect” means a material adverse effect on (i) the use, operation, financial performance or prospects or value of the Company and its Subsidiaries taken as a whole or of the Properties taken as a whole, (ii) the current or future financial position or results of operations or business of the Company and its Subsidiaries taken as a whole, (iii) the ability of the Class A Member to enforce any Transaction Document or (iv) the ability of the Company, any Guarantor or the Class B Member to perform its obligations under any Transaction Document.

“Member” means each of the Class B Member, the Class A Member and the Company’s Special Member and any additional Persons hereafter admitted as a member of the Company in accordance with the provisions of this Agreement, for so long as such Person shall be a member of the Company and any transferee of such Person permitted hereunder and admitted as a member of the Company in accordance with Section 9.5, and “Members” shall mean such Persons, collectively.

“Mortgage Borrower” has the meaning set forth in the Recitals.

“Mortgage Lender” means the holder(s), from time to time, of the Mortgage Loan.

“Mortgage Loan” means that certain loan in the original principal amount of $865,000,000 made by German American Capital Corporation, as the original Mortgage Lender, to W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership, as the original mortgage borrowers, which are the predecessors-in-interest to the Mortgage Borrower.

“Mortgage Loan Agreement” means that certain Loan Agreement, dated as of April 11, 2014, among the original W2007 Equity Inns Realty, LLC, a Delaware limited liability company, and W2007 Equity Inns Realty, L.P., a Delaware limited partnership, as the original mortgage borrowers, and German American Capital Corporation, as the original Mortgage Lender, as amended by that certain First Amendment to Loan Agreement, dated as of June 18, 2014, as amended by that certain Assumption and Release Agreement, dated as of the date hereof, by and among Mortgage Borrower, Mortgage Lender and other parties, as the same may be subsequently amended, supplemented or modified from time to time.

“Mortgage Loan Documents” means the Mortgage Loan Agreement, the notes, mortgages, deeds of trust, assignments of leases, pledges, environmental indemnities, guarantees and all other agreements, instruments or documents relating to, evidencing or securing the Mortgage Loan including those documents listed on Schedule 1.1(b), as any of the foregoing may be amended, supplemented or modified from time to time.

“Mortgage Loan Obligations” means the indebtedness evidenced, secured or otherwise governed by the Mortgage Loan Documents.

“Net Disposition Proceeds” means Casualty or Condemnation proceeds not applied to restoring, repairing, replacing or rebuilding one or more Properties or retained by the Senior Lender under the Senior Loan Documents.

“Net Financing Proceeds” has the meaning set forth in Section 8.2(b).

“Net Sale Proceeds” has the meaning set forth in Section 8.2(a).

“New York Court” has the meaning set forth in Section 12.9.

“Offer Price” has the meaning set forth in Section 3.4.

“Organizational Document” means with respect to any Person (i) in the case of a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock or the holders thereof, (ii) in the case of a limited partnership, such Person’s certificate of limited partnership, limited partnership agreement and any voting trusts or similar arrangements applicable to its partners or any of its partnership interests, (iii) in the case of a limited liability company, such Person’s certificate of formation or certificate of organization, limited liability company agreement and any other document affecting the rights or duties of managers or holders of limited liability company interests or (iv) in the case of any other legal entity, such Person’s organizational documents and all other documents establishing or affecting the duties or rights of holders of equity interests in such Person.

“Percentage Interest” means, with respect to any Member, initially, the percentage following such Member’s name on Schedule 6.1.

“Permitted Transfer” has the meaning assigned to it in Section 9.1(a).

“Person” means any individual, partnership, corporation, limited liability company, trust or other legal entity.

“Plan” means an employee benefit plan (i) which is maintained for employees of Company or its Subsidiaries or any ERISA Affiliate and which is subject to Title IV of ERISA or (ii) with respect to which Company or its Subsidiaries or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including Section 4069 of ERISA).

“Plan Assets” means assets of any Plan, including any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

“Prohibited Person” has the meaning set forth in Schedule 5.15(b).

“Prohibited Transfer” means (i) any violation of Section 5.17 hereof, and (ii) any Transfer of the Class B Member’s Interest or any direct or indirect equity interest in the Class B Member in violation of the terms hereof.

“Properties” means the land and improvements at the locations set forth on Schedule A hereto and “Property” means the land and improvements at each such location, along with all personal property relating thereto and owned or controlled by the Mortgage Borrower or TRS (including, without limitation, the operating leases held by TRS).

“Property Management Agreements” means, collectively, each agreement to manage one or more of the Properties between the Company or a Subsidiary and a Property Manager; provided that each such agreement (together with any modification thereto) must be approved by the Class A Member (which approval shall not be unreasonably withheld, delayed or conditioned) unless (i) such agreement has been approved by the Senior Lender pursuant to the terms of the Senior Loan Documents or otherwise conforms with the terms of the Senior Loan Documents and (ii) if such agreement constitutes a Class B Member Affiliate Contract, if and to the extent such agreement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee (which termination right may be documented in a separate subordination, non-disclosure and attornment agreement with the Class A Member); provided, further, that if the Senior Lender receives a subordination or other agreement from the manager and/or any sub-manager, then such manager and/or sub-manager shall have entered into an agreement for the benefit of the Class A Member in substantially the same form and substance as the subordination or other agreement provided to the Senior Lender.

“Property Manager” means each manager of a Property appointed by the Company or a Subsidiary provided that each such manager must be approved by the Class A Member (which approval shall not be unreasonably withheld, delayed or conditioned) unless such appointment (i) has been approved by the Senior Lender pursuant to the terms of the Senior Loan Documents or otherwise complies with the terms of the Senior Loan Documents and (ii) the agreement with such manager complies with the terms set forth in the definition of “Property Management Agreements” above.

“Protective Capital” has the meaning set forth in Section 6.2.

“Qualified Capital Raise” means the issuance of interests in the REIT or any subsidiary of the REIT (excluding any such issuance completed on or prior to the Effective Date and in respect of amounts due under the Sale Agreement as of the Effective Date).

“QCR Redemption Amount” means, with respect to each Qualified Capital Raise, twenty-seven and nineteen hundreths percent (27.19%) of the gross amount of proceeds received by the issuer from such Qualified Capital Raise after the earlier to occur of (a) the date of the repayment in full of the Barcelo Note, and (b) the date the gross amount of proceeds received by the issuer with respect to Qualified Capital Raises exceeds $100,000,000; provided, however, that in no event shall the aggregate QCR Redemption Amounts payable to the Class A Member exceed $271,880,000 during any twelve-month period.

“Recognition Agreements” means, collectively, (i) that certain Recognition Agreement, dated as of February 27, 2015, by and among Mortgage Lender and the Class A Member, (ii) that certain Mezzanine Recognition Agreement, dated as of February 27, 2015, by and among First Mezzanine Lender and the Class A Member, and (iii) any recognition agreement hereafter entered into by the Class A Member with respect to any Additional Mezzanine Loan.

“Redemption Price” means, as of any date, an amount equal to the sum of (i) the Unrecovered Capital as of such date plus (ii) the accrued and unpaid Class A Return as of such date plus (iii) any other amounts then due or payable to the Class A Member hereunder or under the other Transaction Documents.

“Redemption Right” has the meaning set forth in Section 8.3.

“REIT” means American Realty Capital Hospitality Trust, Inc., Maryland corporation.

“Related Person” means with respect to any Person (i) an Affiliate of such Person, (ii) any officer, director, employee, agent, representative, shareholder, partner, member, manager, beneficial owner, servant, contractor or subcontractor of such Person or any Affiliate of such Person and (iii) any Person who controls any of the foregoing.

“Release Payment” means, with respect to the sale or other disposition of any Property, or any direct or indirect interest owned therein by the Company or any Subsidiary, (i) 110% of the aggregate Allocated Amount for such Property less (ii) the amount of any distributions in respect of the Unrecovered Capital of the Class A Member that were previously made to the Class A Member with Net Sale Proceeds, Net Disposition Proceeds and/or Net Financing Proceeds from such Property.

“Sale Agreement” has the meaning set forth in the Recitals.

“Scheduled Distribution Date” means in any calendar month the first (1st) day of such month or, if such day is not a Business Day, the immediately succeeding Business Day; provided, however, that in the event the payment date under the Senior Loan Documents should be hereafter modified, the Scheduled Distribution Date shall also be modified so that the Scheduled Distribution Date hereunder is also the payment date under the Senior Loan Documents.

“Scheduled Redemption Notice” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in Section 2.11(c).

“Sellers” has the meaning set forth in the Recitals.

“Senior Lender” means, individually or collectively as the context may require, Mortgage Lender, First Mezzanine Lender and each Additional Mezzanine Lender.

“Senior Loans” means, individually or collectively as the context may require, the Mortgage Loan, the First Mezzanine Loan and each Additional Mezzanine Loan.

“Senior Loan Documents” means, individually or collectively as the context may require, the Mortgage Loan Documents, the First Mezzanine Loan Documents and the Additional Mezzanine Loan Documents.

“Senior Obligations” means, individually or collectively as the context may require, the Mortgage Loan Obligations, the First Mezzanine Loan Obligations and the Additional Mezzanine Loan Obligations.1

“Significant Decision” has the meaning set forth in Section 3.6.

“Special Form” has the meaning set forth in Section 5.7(a).

“Special Member” means (i) with respect to the Company, the individual appointed and admitted as a Special Member in accordance with Section 2.7, who initially is William G. Popeo, (ii) with respect to the general partner of the Class B Member, the individual appointed and admitted as a special member of the general partner of the Class B Member in accordance with the terms hereof, and (iii) with respect to each Subsidiary, the individuals appointed and admitted as independent managers or independent directors of such Subsidiary in accordance with the terms hereof. The Special Member of the Company shall only have those rights and duties expressly set forth in this Agreement.

“Subsidiary” means First Mezzanine Borrower, Mortgage Borrowers, Owner GP, TRS Holdco, TRS GP, TRS, ARC Hospitality Portfolio I KS TRS, LLC, a Kansas limited liability company, ARC Hospitality Portfolio I Concessions, LLC, a Delaware limited liability company (“TX Concessions”), ARC Hospitality Portfolio I TX Management, LLC, a Delaware limited liability company (“TX Management”), ARC Hospitality Portfolio I TX Holdings, LLC, a Delaware limited liability company (“TX Holdings”), ARC Hospitality Portfolio I TX Beverage Company, LLC, a Delaware limited liability company (“TX Beverage”), and any other entity in which the Company holds any ownership interest, whether directly or through one or more other Persons.

“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 9.5.

“Transaction Documents” means collectively, this Agreement, the Environmental Indemnity Agreement, the Guarantees, the Cash Management Agreement, the Recognition Agreements, the certificate of formation and limited liability company agreement of each Subsidiary and each other instrument, agreement or certificate delivered by the Class B Member, any Guarantor or any Affiliate of any of them concurrently herewith or hereafter to or for the benefit of the Class A Member or any of its Affiliates in connection with this Agreement.

[1]	Note to draft: If financing for the Second Pool Assets is not obtained at closing, then the definition of Senior Obligations in the Second Pool Purchaser Holdco Operating Agreement will be revised to mean “the indebtedness evidenced, secured or otherwise governed by the Senior Loan Documents.”

“Transfer” means, with respect to the Interest of any Member or the interests of the Company in any Subsidiary, any of the Properties or any other asset, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition, directly or indirectly (including of any interest in a Member or through any one or more intermediaries), of all or any portion of such asset or other asset or any right to receive proceeds therefrom (whether voluntarily, involuntarily, by operation of law or otherwise).

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

“TRS” has the meaning set forth in the Recitals.

“Unrecovered Capital” means, as of any date, with respect to the Class A Member an amount (but not less than zero) equal to the excess of (a) the aggregate amount of the Class A Member’s Capital Contributions theretofore made pursuant to Article 6 over (b) the sum of the aggregate amount theretofore distributed to the Class A Member as a return of capital pursuant to Article 8. Amounts distributed or paid to the Class A Member as a Class A Return, an Increased Return or indemnification for Damages will not be considered a “return of capital”. As of the date hereof, the Class A Member’s Unrecovered Capital is equal to the amount set forth in Schedule 6.1 opposite its name.

“Whitehall Parallel” means Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Whitehall Street” means Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership, together with its successors and assigns by merger, consolidation and/or sale of all or substantially all of its assets.

“Whitehall Guarantees” means, collectively, the guarantees and indemnities provided by Whitehall Street and/or Whitehall Parallel in connection with the Senior Loans.

1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(b) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(c) references herein to a “Schedule” are to one of the Schedules attached to this Agreement and references to an Article or a Section are to one of the Articles or Sections of this Agreement. Each Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

ARTICLE 2

THE COMPANY AND ITS BUSINESS

2.1 Members; Continuation of the Company. Each of the Class A Member and the Special Member are hereby admitted to the Company as members. As a result of such admission, the members of the Company shall be the Class B Member, the Class A Member and the Company’s Special Member. Each of the Members hereby agrees to continue the Company in accordance with the terms hereof and pursuant to the Act.

2.2 Company Name. The business of the Company shall be conducted under the name of “ ARC Hospitality Portfolio I Holdco, LLC” in the State of Delaware and under such name or such assumed names as the Managing Member deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

2.3 Term. The term of the Company commenced with the filing of the Certificate with the Secretary of State of the State of Delaware on October 7, 2014 and shall continue in full force and effect perpetually unless the Company is dissolved as hereinafter provided.

2.4 Filing of Amendments to the Certificate. Each of the Members hereby agrees to execute and file any required amendments to the Certificate and to do or cause to be done all other acts requisite for the continuation of the Company as a limited liability company pursuant to the laws of the State of Delaware or any other applicable law.

2.5 Purpose. The Company is formed solely for the purpose of owning, operating managing, selling, financing and otherwise dealing with the Properties through the Subsidiaries. The Company may engage in any and all activities necessary or incidental to the foregoing. Notwithstanding anything contained herein to the contrary, the Company may not engage in any business, and may not have any purpose, unrelated to the Properties and may not acquire or own any real property or other assets other than those related to the ownership of the Properties through the Subsidiaries and the proceeds thereof (e.g., cash distributions received from the Subsidiaries).

2.6 Principal Office; Registered Agent. The principal office of the Company will be 106 York Road, Jenkintown, Pennsylvania 19046. The Company may change its place of business to such location or locations in the United States as may at any time or from time to time be designated by the Managing Member and approved by the Class A Member. The mailing address of the Company will be 106 York Road, Jenkintown, Pennsylvania 19046, or such other address as may be selected from time to time by the Managing Member. The Company shall maintain a registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the Company’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

2.7 Classes of Members.

(a) The Company shall have three classes of Members: a Class A Member and a Class B Member (collectively defined herein as “Equity Members”) and a special non-economic Member, who shall be a Special Member. For so long as any of the Senior Loans remains outstanding and the Class A Member has not been fully redeemed, the Company at all times shall have at least one Special Member who shall be a natural person appointed by the Class A Member and who Class A Member may confirm shall not have been at the time of appointment as Special Member, shall not thereafter become and shall not have been at any time during the five years preceding appointment (i) a member, manager or director (other than an “independent director” or “special member”) of, or an officer or employee of, the Company, any Member or any of their respective members, managers, investors or Affiliates, (ii) a customer of, supplier or service provider (including a provider of professional services) to, the Company, any Member, or any of their respective members, managers, investors or Affiliates such that such individual’s annual revenues derived from the Company, any Member, and their respective members, managers, investors or Affiliates exceeded 5% of such individual’s annual revenues for any of the preceding three years, (iii) a Person Controlling or under common Control with any of the Persons described in the foregoing clauses (i) or (ii), or (iv) a member of the immediate family of any such member, manager, director, officer, employee, supplier or customer or a member of the immediate family of any other member or manager described in the foregoing clauses (i) or (ii). Upon the occurrence of any event that causes the Special Member to cease to be a member of the Company, a new Special Member shall be appointed forthwith by the Class A Member, and no decision stated in this Agreement as requiring the consent of the Special Member shall be taken in the interim period until a new Special Member is appointed. No resignation or removal of a Special Member, and no appointment of a successor Special Member, shall be effective until such successor shall have accepted his or her appointment as a Special Member by a written instrument in which he or she agrees to be bound by all of the terms and conditions of this Agreement applicable to the Special Member. All right, power and authority of the Special Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement as being the responsibility of the Special Member. No Special Member shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

(b) The Equity Members will be the only Members of the Company that have any interest in the profits, losses or capital of the Company. Except for the rights specifically granted to the Special Member in this Agreement, the Equity Members will be the only members of the Company with any voting or management rights.

(c) The Special Member agrees to remain independent from the Equity Members and perform its obligations under this Agreement, agrees to be a Member of the Company for the limited purposes provided herein and to perform its obligations as the Special Member hereunder, and the Company and the Equity Members agree that the Special Member will be a Member of the Company only for such limited purposes. The Company, the Equity Members and the Special Member agree that the Special Member: (a) in accordance with Section 18-301 of the Act: (i) will not make, and will not be obligated to make, a contribution to the Company, and (ii) will not own, and will not be obligated to acquire, an Interest in the Company and (b) will have no management, approval, voting, consent or veto rights in the Company, other than to the extent that its affirmative vote, approval or consent is required for the Company or the Equity Members to perform certain acts or take certain actions as expressly provided in this Agreement. The Special Member may not bind the Company.

(d) The limited liability company interests issued to the Equity Members pursuant to this Agreement have been duly authorized and are validly issued limited liability company interests in the Company.

2.8 Names and Addresses of the Members.

The names and addresses for notices of the Equity Members are as follows:

Class A Member:

c/o Goldman Sachs Realty Management, L.P.

6011 Connection Drive

Irving, TX 75039

Attn: Greg Fay

Facsimile No.: (972) 368-3699

Telephone No.: (972) 368-2743

with copies to:

Whitehall Street Global Real Estate Limited Partnership 2007

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Attn: Chief Financial Officer

Facsimile No.: (212) 357-5505

Telephone No.: (212) 902-5520

and to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Anthony J. Colletta, Esq.

Facsimile No.: (212) 291-9029

Telephone No.: (212) 558-4608

Class B Member:

c/o American Realty Capital

405 Park Avenue

New York, New York 10022

Attn: Jon Mehlman

Facsimile No.: (212) 421-5799

Telephone No.: (646) 626-8857

with copies to:

c/o American Realty Capital

405 Park Avenue

New York, New York 10022

Attn: Michael Ead

Facsimile No.: (212) 421-5799

Telephone No.: (646) 381-0604

and to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Samuel L. Richardson, Esq.

Facsimile No.: (617) 523-1231

Telephone No.: (67) 570-1878

Special Member:

c/o Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

Attn: Independent Director Services

Facsimile No.: (302) 636-5454

Telephone No.: (302) 636-5401, ext. 65466

2.9 Authorized Persons. Erin Corbett, is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his (or her) powers as an “authorized person” ceased, and the Managing Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Managing Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. Any actions taken by any of the foregoing persons in connection with the execution, delivery or filing of the Certificate with the Secretary of State of the State of Delaware or the qualification of the Company or the Subsidiaries to do business or any other action relating thereto is hereby ratified, confirmed and approved by the Members as having been authorized by the Company.

2.10 Representations by the Class B Member. The Class B Member represents, warrants and agrees to and for the benefit of the Class A Member that, as of the Effective Date:

(a) it is a corporation, a limited liability company or limited partnership, as the case may be, duly organized or formed and validly existing and in good standing under the laws of the state of its organization or formation; it has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary corporate, limited liability company or partnership action;

(b) its execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, conflict with or violate any of the provisions of its Organizational Documents, or violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, in any manner that would adversely affect the performance of its duties hereunder; such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder and thereunder;

(c) there is no action, suit or proceeding pending against the Class B Member or, to its knowledge, threatened in any court or by or before any other governmental agency or instrumentality that would prohibit its entering into or performing its obligations under this Agreement or any other Transaction Document;

(d) this Agreement and each other Transaction Document to which it is a party is a binding agreement on the part of the Class B Member enforceable against the Class B Member in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(e) each of the Company and each of the Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (excluding real estate taxes and assessments in respect of the Properties, but including any taxes payable as a result of the consummation of the transactions contemplated by the Sale Agreement) owing by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles;

(f) each of the Company, each Guarantor and the Class B Member is in full compliance with all Legal Requirements applicable to it, except for such instances of noncompliance when taken individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(g) none of the Company, any Subsidiary, the Class B Member or any ERISA Affiliate of any of the foregoing has incurred any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code;

(h) none of the Company, the Subsidiaries or the Class B Member is (i) an “investment company” as defined in the Investment Company Act, or controlled by such a company, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended;

(i) none of the Company, any Subsidiary, the Class B Member or any Guarantor has filed or, to its knowledge, is contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and to its knowledge, no Person has threatened or is contemplating the filing of any such petition against the Company, any Subsidiary, the Class B Member or any Guarantor;

(j) neither the Company nor any Subsidiary has any outstanding Indebtedness other than as permitted under the Senior Loan Documents, and the Class B Member does not have any outstanding Indebtedness for borrowed money;

(k) there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or, to its knowledge, threatened against the Company, any Subsidiary or the Class B Member or any Guarantor which, if adversely determined could be reasonably expected to result in a Material Adverse Effect;

(l) none of the Class B Member, the Company, any Subsidiary or any Person controlling any of the foregoing has violated any of the covenants contained in Schedule 5.15(a) hereto (other than with respect to any obligations requiring a Special Member prior to the date hereof);

(m) none of the Company, any Subsidiary or the Class B Member (or, if the Class B Member is disregarded as separate from its owner for tax purposes, the owner of the Class B Member for tax purposes) is a “foreign person” within the meaning of § 1445(f)(3) of the Code;

(n) neither the Company nor any Subsidiary has entered any agreement or other arrangement for the provision of asset or property management, leasing or other advisory services or any franchise agreement with respect to any of the Properties prior to the Effective Date, except for any such agreements that (x) forms of which have been delivered to the Class A Member at least two (2) Business Days prior to the Effective Date and (y) would comply with the terms of this Agreement if entered into by the Company or any of its Subsidiaries following the Effective Date.

2.11 Representations by the Class A Member. The Class A Member represents, warrants and agrees to and for the benefit of the Class B Member that, as of the Effective Date:

(a) it is a limited liability company, duly formed and validly existing and in good standing under the laws of the state of its formation; it has all requisite limited liability company power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary limited liability company action;

(b) the Class A Member is acquiring its Interest for its own account, solely for investment purposes and not with a view to resale or distribution thereof;

(c) the Class A Member acknowledges that (1) the offering and sale of the Interest (A) has not been and will not be registered under the U.S. Securities Act of 1933, as amended from time to time (the “Securities Act”), the securities laws of any state of the United States or the securities laws of any other jurisdiction, nor is such registration contemplated, (B) is being made in reliance upon federal and state exemptions for transactions not involving a public offering and/or rules governing offers and sales made outside the United States and (2) the Company will not be registered as an investment company under the U.S. Investment Company

Act of 1940, as amended from time to time (the “Investment Company Act”). In furtherance thereof, the Class A Member represents and warrants that it is an “accredited investor” (as defined in Regulation D under the Securities Act), and a “qualified purchaser” (as defined in the Investment Company Act);

(d) the Class A Member (either alone or together with any advisers retained by such person in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Interest. The Class A Member’s financial situation is such that the Class A Member can afford to bear the economic risk of holding its Interest for an indefinite period of time, and the Class A Member can afford to suffer the complete loss of the Class A Member’s investment. The Class A Member understands that (A) its Interest has not been and will not be registered under the Securities Act or the securities laws of any U.S. state and accordingly may not be offered, sold, transferred or pledged unless its Interest is duly registered under the Securities Act and all other applicable securities laws or financial services laws or regulations of any jurisdiction or such offer or sale is made in accordance with an exemption from registration (including, if applicable, Regulation S), (B) this Agreement contains substantial restrictions on the transferability of its Interest, (C) no market for resale of its Interest exists or is expected to develop, (D) the Class A Member may not be able to liquidate its investment in the Company and (E) any instruments representing its Interest may bear legends restricting the transfer thereof. The Class A Member understands that its Interest will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code; and

(e) the Class A Member has been furnished with, and has carefully read, this Agreement and has been given the opportunity to (i) ask questions of, and receive answers from, the Managing Member or any Affiliate thereof concerning the terms and conditions pertaining to an investment in the Company and (ii) obtain any additional information which the Managing Member can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. To the full satisfaction of the Class A Member, the Class A Member has been furnished with any materials the Class A Member has requested relating to the Company or the issuance of its Interest. In considering its acquisition of its Interest, the Class A Member is not relying, and will not rely with respect to its Interest upon any representations or warranties made by, or other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) furnished by or on behalf of, the Company, the Managing Member, the Class B Member, any Affiliate of the foregoing or any of their respective directors, officers, employees, partners, shareholders, advisers, attorneys-in-fact, representatives or agents, written or otherwise, other than as set forth in this Agreement, the other Transaction Documents and/or any separate agreement in writing with the Managing Member executed in conjunction with the Class A Member’s acquisition of its Interest. The Class A Member acknowledges that it was offered its Interest through private negotiations, not through any general solicitation or advertising. The Class A Member has carefully considered and has, to the extent it believes such discussion necessary or appropriate, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that its Interest is a suitable investment for it.

2.12 Certain Tax Matters.

(a) The Members and the Company agree that for tax purposes, the Class A Member’s Initial Capital Contribution in exchange for its rights to the distributions set forth in Article 8 and Section 10.3 shall be treated as a disguised sale (under Section 707 of the Code and the Treasury Regulations thereunder) from the Class A Member to the Class B Member on the Effective Date, and that the rights to receive the distributions set forth in Article 8 and Section 10.3 shall be treated as an obligation of the Class B Member to make such payments as consideration for such disguised sale.

(b) The Members intend that the Company be disregarded as an entity separate from the owner of the Class B Member for tax purposes, and that the Class A Member not be treated as a “partner” of the Company for tax purposes. The Company shall not elect to be classified as an association taxable as a corporation on Internal Revenue Service Form 8832.

(c) The Members and the Company agree, except as otherwise required by applicable law (as agreed to by the Managing Member and the Class A Member) or pursuant to a “determination” within the meaning of Section 1313(a) of the Code, not to take an inconsistent position with such treatment on any tax return. Subject to the preceding sentence, in the event that the Class A Member is required to be treated as a “partner” of the Company for tax purposes, income, gain, loss and deduction with respect to any property contributed to the capital of the Company by the Members shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property for federal income tax purposes and the value of such property reflected on the books of the Company using the “ remedial method” described in Treasury Regulations Section 1.704-3(b).

(d) The Members acknowledge that the Class B Member is an Affiliate of the REIT and agree to manage the Company and its Subsidiaries in a manner that enables the REIT to qualify as a real estate investment trust within the meaning of Section 856 of the Code and that recognizes the income, asset and operating requirements applicable to a real estate investment trust under the Code. To this end, the Members shall cooperate to cause the Company and its Subsidiaries (i) to (A) limit the investment of amounts deposited in the Cash Management Account to investments treated as cash, cash items or government securities for purposes of Section 856(c)(4) of the Code and (B) otherwise operate in such a manner such that the Company, assuming it were a real estate investment trust, would satisfy the income and asset tests applicable to real estate investment trusts and would not be subject to any taxes under Section 857 of the Code, and (ii) to avoid taking any action that could otherwise result in the REIT failing to qualify as a real estate investment trust under the Code. Notwithstanding the preceding provisions of this Section 2.12(d), nothing herein shall in any way limit the rights or remedies of the Class A Member hereunder or under any of the other Transaction Documents or modify the economic or other terms of this Agreement or the other Transaction Documents. The provisions of this Section 2.12(d) shall continue to apply for so long as the Class B Member owns an economic interest in the Company and, if the Class B Member is not the Managing Member, the Managing Member shall provide the Class B Member with any information regarding the Company it reasonably requests for purposes of establishing the Company’s compliance with this Section 2.12(d).

ARTICLE 3

MANAGEMENT OF COMPANY BUSINESS;

POWERS AND DUTIES OF THE MEMBERS

3.1 Management of the Company Business.

(a) Subject to the provisions of this Article 3 and the other provisions of this Agreement, the Managing Member shall have the right, power and authority and the duty to manage the day-to-day operations of the Company in accordance with the terms hereof, this Agreement and applicable laws and regulations. The Managing Member shall devote such time to the Company and its business as is necessary to conduct the operations of the Company in an efficient manner and to carry out the Managing Member’s responsibilities as set forth herein. In furtherance of the foregoing, but subject to the limitations in this Article 3 and the other provisions of this Agreement and the Senior Loan Documents, the Managing Member shall have the right, authority and duty to deal with, operate and manage the Properties on behalf of the Company and its Subsidiaries.

(b) The Managing Member shall not have any right, power or authority under this Agreement or otherwise to (and shall not) bind or take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, that would constitute a Significant Decision, unless authorized by the Class A Member in advance in the manner set forth herein. To the fullest extent permitted by law, and without limiting its indemnification pursuant to Section 4.3(a), the Managing Member shall indemnify and hold harmless the Company and the other Members and their Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising, directly or indirectly, in whole or in part, out of any breach of the provisions of this Section 3.1(b) by the Managing Member or any Affiliate of the Managing Member. The Managing Member shall not be entitled to any compensation from the Company for performance of its duties as Managing Member.

(c) The Managing Member shall meet in person or telephonically with the Class A Member and/or its agents or designees at such reasonable times as the Class A Member may reasonably request to discuss the business and affairs of the Company, but in no event more frequently than monthly.

3.2 Appointment of Initial Managing Member. Subject to Section 3.3 and the other provisions of this Agreement, the Members hereby appoint the Class B Member as the initial Managing Member with the rights and responsibilities set forth in Section 3.1 and subject to the limitations set forth in Section 3.1(b), Section 3.6 and elsewhere in this Agreement. The rights of the Class B Member as Managing Member may not be assigned voluntarily or by operation of law by the Class B Member, and the duties of the Class B Member as Managing Member may not be delegated voluntarily or otherwise by the Class B Member.

3.3 Class A Member’s Rights Following a Changeover Event.

(a) Notwithstanding the appointment set forth in Section 3.2 or any other provision of this Agreement to the contrary, upon the occurrence of a Changeover Event (subject to the provisions of Section 3.5 solely in the case of those events described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event) and the delivery by the Class A Member to the Class B Member of notice to such effect: (i) the Class B Member automatically, immediately and without any further action by the Class A Member or any other Person shall cease to be the Managing Member, (ii) all references in this Agreement to the term “Managing Member” shall refer to the Class A Member or such other Person as the Class A Member may then designate as Managing Member, (iii) the Class A Member, individually, or together with any designee appointed by it to act as Managing Member, shall have the exclusive right, power and authority, to make any and all decisions and take any actions (including, without limitation, any Significant Decisions) on behalf of or with respect to the Company and each of its Subsidiaries, provided, however, that the duties and obligations of the Managing Member to the other Members shall not be assumed by the Class A Member, and (iv) the Class A Member shall have the exclusive right, power and authority in its sole and absolute discretion to terminate the Property Management Agreements in accordance with the terms thereof (and each such Property Management Agreement entered into with an Affiliate of the Class B Member (and any related sub-property management agreement) shall provide that it shall be terminable by the Class A Member in such instance without payment of any termination or similar fee), and subject to the terms of the Senior Loan Documents, appoint a replacement. Any reasonable, out-of-pocket expenses incurred by the Class A Member, including any amounts payable to Affiliates of the Class A Member, in acting as the Managing Member of the Company shall be promptly reimbursed by the Company. The Class A Member’s authority and rights pursuant to the preceding sentence are in addition to, and not in limitation or to the exclusion of, any of the Class A Member’s other rights or remedies herein or in any of the other Transaction Documents following a Changeover Event. Upon the declaration of a Changeover Event by the Class A Member, the Class A Member shall deliver, or cause its Affiliate to deliver, to Senior Lender the replacement guaranty and environmental indemnity required by the terms of the Senior Loan Documents.

(b) For the avoidance of any doubt, and without limiting the foregoing, the Class B Member hereby consents and agrees that upon the declaration by the Class A Member of the occurrence of a Changeover Event (subject to the provisions of Section 3.5 solely in the case of the events described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event), the Class A Member shall have sole and exclusive right, power and authority (i) to sell the Company or the direct or indirect interests of the Company in its Subsidiaries or cause the Company and each Subsidiary to sell or refinance all or any portion of its assets at such time or times as the Class A Member in its sole discretion shall determine, regardless of market conditions, real estate values or financial conditions at such time or times, regardless of the impact of such sale or refinancing or the timing thereof on the Company or the Class B Member (and regardless of the benefits derived by the Class A Member or the consequences suffered by the Class B Member or any Affiliate thereof by virtue of or from such sale or refinancing), provided that in no event may the Class A Member sell the Company or any of its Subsidiaries or any of the Properties to the Class A Member or an Affiliate of the Class A Member, (ii) to cause the Company and/or its applicable Subsidiaries to incur one or more Additional Mezzanine Loans pursuant to the terms of the Senior Loan Documents, (iii) to cause the Company promptly to make any and all payments and/or distributions to the Class A Member and any of its Affiliates to the extent of any amounts then due or past due or that thereafter become payable pursuant to this Agreement or any other Transaction Document or of all or any portion of the Class A Member’s Unrecovered Capital (whether or not then “due”), regardless of the impact of such payments or distributions on the Company or the Class B Member, (iv) to cause the Company to liquidate pursuant to Article 10, and (v) to exercise the rights and powers granted to it pursuant to paragraph (a) above, including, without limitation, the making of any Significant Decision, in such manner as the Class A Member determines, in its sole discretion, and, in each of the foregoing cases, take (or cause the Company or any of its Subsidiaries to take) all actions and make all decisions that are reasonably related to its exercise of the foregoing remedies).

(c) In financing or refinancing a Property or any other asset of the Company or any Subsidiary under the circumstances described in (b) above, the Class A Member may conduct the financing process or refinancing process, as applicable, in any manner the Class A Member determines, in its sole discretion, provided, that in no event may the Class A Member cause the Company or any Subsidiary to enter into financings or refinancings with the Class A Member or an Affiliate of the Class A Member.

(d) The Class B Member acknowledges and agrees that in exercising the authority granted to the Class A Member in the foregoing provisions and elsewhere in this Agreement and each other Transaction Document relating to or following a Changeover Event, to the fullest extent permitted by law, the Class A Member shall have no duty, obligation or liability (fiduciary or otherwise) to the Class B Member or any Affiliate thereof or any other Person whatsoever (other than as expressly set forth in this Agreement), it being understood that the Class A Member shall be entitled to exercise such authority in any manner it deems necessary or desirable to maximize the value of its investment in the Company or to fulfill any other Class A Member objective.

(e) In addition to the rights and remedies set forth in this Article 3 and elsewhere in this Agreement, following the occurrence of a Changeover Event, the Unrecovered Capital shall accrue a return in favor of the Class A Member at the Increased Rate.

(f) The Class B Member acknowledges and agrees that the authority granted to the Class A Member in this Article 3 was a material inducement and conditions precedent to the Class A Member’s willingness to make its investment in the Company, and that the Class A Member would have refused to make its investment absent such authority.

(g) Notwithstanding the foregoing provisions of this Section 3.3, following the replacement of the Managing Member by the Class A Member pursuant to the terms of Section 3.3(a), the Managing Member shall not take or cause the Company or any Subsidiary to take any of the following actions (each, a “Fundamental Decision”), unless such action has been approved by all of the Equity Members in writing and in advance:

(1) causing the Company or any Subsidiary to engage in any business other than the business described in Section 2.5 hereof;

(2) acquiring any other real property other than the Properties and any fee estate(s) underlying any Property that is subject to a ground lease;

(3) except for mergers between or only the Company and its Subsidiaries, causing the Company or any Subsidiary to undertake a merger or consolidation;

(4) instituting proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consenting to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or filing a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consenting to the filing of any such petition against the Company or any Subsidiary, or consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or making an assignment for the benefit of creditors of the Company or any Subsidiary or otherwise taking action that would trigger full recourse to any guarantor of any Senior Loan that is an Affiliate of the Class B Member; or

(5) terminating the operating lease for the Properties between the Mortgage Borrower and the TRS, except for the termination of the operating lease with respect to any Properties which are sold by the Mortgage Borrower.

(6) causing the Company or any Subsidiary to enter into any agreement or arrangement with the Class A Member or an Affiliate of the Class A Member unless such agreement or arrangement is on arm’s-length commercially reasonable terms.

3.4 Buy/Sell Following a Changeover Event; Remedy Not Exclusive.

(a) Subject to Section 3.5, if the Class A Member gives the Class B Member notice of a Changeover Event, then, in addition to all other rights of the Class A Member hereunder at law or otherwise, the Class A Member shall have the right (but not the obligation), in its sole and absolute discretion to initiate the following “buy/sell” procedure by delivering an election notice to the Class B Member (such notice, an “Election Notice”). Such Election Notice shall state that the Class A Member has elected to initiate the buy/sell procedures in this Section 3.4, pursuant to which the Company will be sold to either the Class B Member or the Class A Member. Within ten (10) Business Days after receiving an Election Notice from the Class A Member (with time being of the essence), the Class B Member shall deliver to the Class A Member a response (the “Buy/Sell Response Notice”) setting forth a proposed price (the “Offer Price”) for the Company. Any such Buy/Sell Response Notice shall state that it is, and in any event shall be deemed, an irrevocable and unconditional offer by the Class B Member (i) to buy the Interest of the Class A Member for (A) the amount that the Class A Member would have received if the Company were sold for the Offer Price and the proceeds thereof were distributed to the Members in accordance with Section 8.4, plus (B) without duplication, any amounts owed to the Class A Member and any of its Affiliates pursuant to the terms hereof (including as a result of the Changeover Event in question), less (C) the amount of the Class B Member Deposit (as hereinafter defined) posted by the Class B Member (the “Class A Interest Sale Price”) and (ii) to sell to the Class A Member the Interest of the Class B Member for (A) the amount that the Class B Member would have received if the Company were sold for the Offer Price and the proceeds thereof were distributed to the Members in accordance with Section 8.4, less (B) without duplication, any amounts owed to the Class A Member and any of its Affiliates pursuant to the terms hereof (including as a result of the Changeover Event in question), less (C) the amount of the Class A Member Deposit (as hereinafter defined) posted by the Class A Member (the “Class B Interest Sale Price”). If the Class B Member shall fail to deliver a Buy/Sell Response Notice within such 10-Business Day period, then the Class B Member shall nevertheless be deemed to have delivered, and the Class A Member shall be deemed to have received, a Buy/Sell Response Notice with an Offer Price equal to the Redemption Price. The Class A Member shall have the right, by notice to the Class B Member within ten (10) Business Days after the delivery (or deemed delivery) of the Buy/Sell Response Notice, either:

(1) to buy (or have its designee buy) the Interest of the Class B Member for the Class B Interest Sale Price, or

(2) sell the Class A Member’s Interest in the Company to the Class B Member (or to their designee) for the Class A Interest Sale Price.

(b) If the Class A Member does not respond to a Buy/Sell Response Notice within ten (10) Business Days following its receipt (or deemed receipt) thereof and the Class A Interest Sale Price set forth in such Buy/Sell Response Notice is greater than the Redemption Price, the Class A Member shall be deemed to have elected to sell its Interest to the Class B Member for such Class A Interest Sale Price. If the Class A Member does not respond to a Buy/Sell Response Notice within ten (10) Business Days of receipt thereof and the Class A Interest Sale Price set forth in such Buy/Sell Response Notice is equal to or less than the Redemption Price, the value of the Interest of the Class B Member shall conclusively be deemed to be zero ($0) and the Class A Member shall be deemed to have elected to buy the Interest of the Class B Member for a Class B Interest Sale Price equal to $1.

(c) If the Class A Member elects (or is deemed to have elected) to sell its Interest to the Class B Member (or its designee) for the Class A Interest Sale Price, then, within thirty (30) days following such election, the Class B Member shall fund to the Class A Member a non-refundable earnest money deposit in the amount of five percent (5%) of the Class A Interest Sale Price (the “Initial Class B Member Deposit”). If the Class B Member shall fail to fund the Initial Class B Member Deposit to the Class A Member on or prior to the expiration of such 30-day period, then (i) the election of the Class A Member to sell its Interest to the Class B Member (or its designee) for the Class A Interest Sale Price shall be deemed revoked and the Class A Member shall instead be deemed to have elected to purchase the Class B Member’s Interest for the Class B Interest Sale Price and (ii) the Class B Interest Sale Price for such acquisition shall be $1.

(d) If the Class A Member elects to acquire the Interest of the Class B Member for the Class B Interest Sale Price, then, within thirty (30) days following such election, the Class A Member shall fund to the Class B Member a non-refundable earnest money deposit in the amount of five percent (5%) of the Class B Interest Sale Price (the “Class A Member Deposit” and each of the Class A Member Deposit and the Class B Member Deposit being referred to herein as a “Deposit”). If the Class A Member shall fail to fund the Class A Member Deposit to the Class B Member on or prior to the expiration of such 30-day period, then the Class A Member shall be deemed to have elected to sell its Interest to the Class B Member for the Class A Interest Sale Price and the Class B Member shall have a period of ten (10) Business Days to either (1) elect to acquire the Internet of the Class A Member for the Class A Interest Sale Price or (2) elect not to acquire the Interest of the Class A Member, in which case the Class A Member may not issue a new Election Notice for a period of thirty (30) days.

(e) Subject to Section 3.4(h), the closing for any such sale transaction shall occur no later than sixty (60) days after the date on which the Initial Class B Member Deposit or the Class A Member Deposit (as applicable) has been funded, with time being of the essence. If either Member defaults on its obligation to close within the 60-day period described above, then, in addition to any other rights and remedies available to the non-defaulting Member, (x) if the non-

defaulting Member received a Deposit from the defaulting Member, the non-defaulting Member shell be entitled to keep such Deposit, together with any interest thereon, as liquidated damages, it being agreed that the non-defaulting Member’s actual damages would be difficult, if not impossible, to ascertain and that the liquidated damages hereinabove specified are a fair and reasonable estimate of the actual damages that the non-defaulting Member would suffer in the event of a default by the other Member; each Member hereby acknowledges and agrees that said liquidated damages are in no way a penalty or forfeiture, but instead represent the Members’ best estimate of the actual damages that would be suffered by the non-defaulting Member in the event of such a default, and (y) if the non-defaulting Member funded a Deposit, the non-defaulting Member shall be entitled to receive a return of such Deposit and seek specific performance of the defaulting Member’s obligation to sell its Interest to the non-defaulting Member.

(f) Each of the Class A Member and the Class B Member hereby acknowledges and agrees that upon exercise by the Class A Member (or its designee) of the buy/sell option as described above, the selling Member must and will transfer its Interest free and clear of all Liens and adverse claims other than Liens arising pursuant to the terms of the Senior Loan Documents, this Agreement or any other Transaction Document. In the event that a Member shall have created or suffered any unauthorized Liens or other adverse claims against all or any portion of its Interest, then in addition to any other remedies then available, the acquiring Member or its designee shall be entitled to an action for specific performance to compel the selling Member and its constituent members and controlling persons to cause such adverse interests to be removed without any cost to the Company or the acquiring Member.

(g) At the closing of any sale of a Member’s Interest under this Section, each of the buying Member and the selling Member shall be deemed to have released the other from any and all claims, obligations, liabilities, actions, judgments, suits or proceedings relating to the Company, the Members’ Interests and the Properties, except for liabilities arising under the Guarantees or the Environmental Indemnity Agreement which by their terms survive redemption of the Interests of the Class A Member. Each Member agrees to deliver any additional documents reasonably requested by the other Member to evidence or effectuate such releases.

(h) In connection with any acquisition by the Class B Member of the Class A Member’s Interest pursuant to the terms of this Section 3.4, the Class B Member must comply with all applicable assumption, transfer and change in control conditions and provisions of the Senior Loan Documents and must obtain a release of the Class A Member and/or its Affiliates from their respective obligations under any guarantees and/or indemnities provided to the Senior Lenders in connection with the declaration of a Changeover Event, which compliance and release shall each be a condition to the obligation of the Class A Member to sell its Interest to the Class B Member pursuant to this Section 3.4. If the Class B Member fails to satisfy the conditions to closing set forth in the immediately preceding sentence prior to the expiration of the 60-day period described in paragraph (c) above, then the Class A Member’s election to sell its Interest to the Class B Member shall be null and void and the Class A Member shall instead be deemed to have elected to acquire the Class B Member’s Interest, provided that the Class B Interest Sale Price for such acquisition shall be $1; provided that the Class B Member shall be entitled to extend such 60-day period for an additional thirty (30) days in order to satisfy such condition if the Class B Member funds to the Class A Member an additional non-refundable earnest money deposit in the amount of five percent (5%) of the Class A Interest Sale Price (the “Additional Class B Member Deposit” and, together with the Initial Class B Member Deposit, collectively, the “Class B Member Deposit”).

(i) The Class B Member will bear the costs incurred by both parties in connection with the exercise of the buy/sell, including reasonable attorneys’ fees and expenses, transfer taxes, termination fees (including contractual damages) and the costs of obtaining any consents or approvals.

(j) Subject to Section 3.4(g), the Class B Member hereby acknowledges and agrees that none of the rights granted in this Section 3.4 is intended or shall be deemed to be exclusive, but that each is intended to and will be in addition to all the other rights available to the Class A Member following a Changeover Event, whether pursuant to the terms of this Agreement, any other Transaction Document, at law, in equity, or otherwise.

(k) Nothing herein shall limit the Class B Member’s right to redeem the Class A Member’s Interest in the Company pursuant to terms of Section 8.3 hereof.

3.5 The Class B Member’s Rights Following a Changeover Event. If, the Class A Member gives the Class B Member a notice alleging the occurrence of a Changeover Event pursuant to Section 3.3 (such notice, a “Changeover Notice”) alleges only the occurrence of events of the type described in clauses (4), (5), (6), (10), (11), (18), (19), (20), (21) and (22) of the definition of Changeover Event and not of events described in any other clauses of the definition of Changeover Event, then, unless an arbitration award or judicial determination has already been issued supporting the allegations of the Changeover Notice, the Class B Member shall be entitled, within ten (10) Business Days after delivery of the Changeover Notice, to contest such allegations by delivering good faith written notice containing reasonable detail as to its basis for contesting such allegations (a “Dispute Notice”) within such 10-Business Day period to the Class A Member and, within such 10-Business Day period, submitting the same to arbitration in accordance with the provisions of Section 12.10. If the Class B Member fails to give such Dispute Notice within such 10-Business Day period, then (i) it shall be automatically and conclusively deemed that the allegations in the Changeover Notice are true and (ii) the Class A Member shall be entitled to exercise all of its rights hereunder, including its rights to initiate the buy/sell and sell the Properties, the Company or the Subsidiaries. If the Class B Member timely delivers a Dispute Notice and submits the matter to arbitration as aforesaid and the arbitration panel appointed pursuant to Section 12.10 determines that (x) one or more of the events described in the Changeover Notice did constitute one or more Changeover Events, then the Class A Member shall be entitled to exercise all of its rights and remedies hereunder retroactive, as applicable, to the date on which the Class A Member delivered the Changeover Notice, including its rights to charge the Increased Rate and to initiate the buy/sell and sell the Company, the Subsidiaries or the Properties, or (y) none of the events described in the Changeover Notice constituted a Changeover Event, then it shall be automatically and conclusively deemed that the Changeover Events specified in the Changeover Notice did not occur and the Class B Member shall be reinstated as the Managing Member (if it was acting as Managing Member immediately prior to the Class A Member’s declaration of a Changeover Event) and the Class A Member shall not be entitled to exercise its rights with respect to such Changeover Notice (without prejudice to its rights and remedies with respect to any other occurrence of a Changeover Event). In no event may the arbitration panel consider the enforceability of any provision of this Agreement, and the scope of any proceeding before the arbitration panel shall be limited to whether the grounds for the declaration of a Changeover Event in fact existed. Pending the ruling of such arbitration panel, a Changeover Event subject to this Section 3.5 will not be deemed to have occurred with respect to the matters before the arbitration panel, the Class A Member will not have the right to sell the Properties, the Company or the Subsidiaries or initiate the buy/sell procedures described in Section 3.4 in respect of such Changeover Event and the Managing Member shall continue to operate the Company and the Subsidiaries in the ordinary course of business and in accordance with the terms of this Agreement. In no event may the Class B Member arbitrate the occurrence of any Changeover Event described in clauses (1), (2), (3), (7), (8), (9), (12), (13), (14), (15), (16) or (17) of the definition of “Changeover Event” and any declaration by the Class A Member of a Changeover Event based in whole or in part on any one or more of the events described in such clauses shall be effective immediately.

3.6 Significant Decisions. Notwithstanding anything to the contrary set forth in this Agreement but subject to Section 3.3, no Member shall take or cause or permit the Company or any Subsidiary to take any of the following actions, expend any amount of money, make any decision or incur any obligation on behalf of the Company or any Subsidiary with respect to any matter within the scope of any of the matters enumerated below (each a “Significant Decision”) unless the action, expenditure or other decision has been approved by the Class A Member in writing and in advance and has been approved in accordance with any other requirements of this Agreement:

(1) except for any sale of one or more Properties where the Net Disposition Proceeds therefrom are sufficient to pay all amounts owing to the Senior Lenders in respect of such sale and for the Company to pay the Release Payment required to be paid to the Class A Member in respect of such sale, sell, transfer, assign or otherwise dispose of, or enter into or cause or permit any Subsidiary to enter into any agreement or option to sell, transfer, assign or otherwise dispose of, all or any portion of any of the Properties or any other Company Asset (except immaterial items of personal property sold in the ordinary course of business) or of any of the Company’s direct or indirect interests in any Property or any Subsidiary;

(2) (a) change the nature of the business or the method of conducting the affairs of the Company or any Subsidiary or the use of any Property or (b) acquire any land or other real property or interest therein;

(3) enter into any agreement or other arrangement with the Class B Member, any Guarantor or any of their respective Affiliates unless (i) such agreement or other arrangement is on arm’s-length commercially reasonable terms and (ii) such agreement or other arrangement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee; provided that the Mortgage Loan Documents and Operating Leases are hereby approved in their current form;

(4) fail to comply with any of the covenants set forth in Section 5.15;

(5) to the fullest extent permitted by law, dissolve and wind-up the Company or any Subsidiary or elect to continue the Company or any Subsidiary or elect to continue the business of the Company or any Subsidiary (or permit any Subsidiary to do any of the foregoing) (other than dissolving and winding up any Subsidiary whose sole direct or indirect asset was a Property sold in accordance with the provisions hereof);

(6) except (i) as permitted under the Senior Loan Documents, (ii) any refinancing of any of the Senior Loans in which the Company concurrently redeems the Class A Member’s Interest in full for the Redemption Price, and (iii) any incurrence of Additional Mezzanine Loans in accordance with the terms of the Senior Loan Documents where the Company concurrently pays the Class A Member all of the Net Financing Proceeds from the incurrence thereof, incur, renew or refinance Indebtedness of the Company or any Subsidiary (or permit any Subsidiary to do any of the foregoing);

(7) except for modifications that are both not material and not adverse to the Class A Member or the Company or any of its Subsidiaries, modify (i) any loan documentation (including the Senior Loan Documents) executed by the Company or any Subsidiary or (ii) any other material agreement (including any franchise, leasing or property or asset management agreement) the execution of which required the approval of the Class A Member (or permit any Subsidiary to do any of the foregoing);

(8) institute proceedings to adjudicate the Company or any Subsidiary a bankrupt, or consent to the filing of a bankruptcy proceeding against the Company or any Subsidiary, or file a petition or answer or consent seeking reorganization of the Company or any Subsidiary under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against the Company or any Subsidiary, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of its property, or make an assignment for the benefit of creditors of the Company or any Subsidiary, or admit, in any legal proceeding, the Company’s or any Subsidiary’s inability to pay its debts generally as they become due (or permit any Subsidiary to do any of the foregoing); or make any decision on behalf of the Company or any Subsidiary with respect to any Bankruptcy or other similar proceeding under any present or future federal, state, local or other law involving the Company, any Subsidiary or any portion of the Property;

(9) organize or form any Subsidiary of the Company or of any Subsidiary or become a member of any such entity (it being understood that (A) the Company already is a member of Mezzanine GP and TRS Holdco and a limited partner of First Mezzanine Borrower, (b) Mezzanine GP is the general partner of Mezzanine, (C) First Mezzanine Borrower is already a member of LLC Borrower, BHGL Borrower, PXGL Borrower, GBGL Borrower, NFGL Borrower, MBGL 100 Borrower, MBGL 950 Borrower and Owner GP, and a limited partner of LP Borrower, DLGL Borrower and SAGL Borrower (D) Owner GP is already the general partner of LP Borrower, DLGL Borrower and SAGL Borrower, (E) TRS Holdco is already a member of Main TRS, HIL TRS, MCK TRS, MISC TRS, DEKS TRS, and TRS GP and a limited partner of Main LP TRS and HIL LP TRS, (E) DEKS TRS is already a member of KS TRS, (F) TRS GP is already a general partner of Main LP TRS and HIL LP TRS, (H) Main LP TRS is already a member of TX Concessions, (H) TX Concessions is already a member of TX Management, (I) TX Management is already a member of TX Holdings, and (J) TX Holdings is already a member of TX Beverage), other than in connection with the incurrence of an Additional Mezzanine Loan in accordance with the terms of this Agreement, in which case the Company shall own one hundred percent (100%) of the interests in the Subsidiary formed for the purpose of incurring such Additional Mezzanine Loan, which in turn shall own one hundred percent (100%) of the interests in the First Mezzanine Borrower;

(10) amend this Agreement, the Certificate or any other Organizational Document of the Company, any Subsidiary (or permit any Subsidiary to do the same) or the Class B Member;

(11) merge or consolidate the Company or any Subsidiary with or into any other Person (or permit any Subsidiary to do the same) (or engage in any other transaction having substantially the same effect);

(12) make distributions to Members other than as required in, and in accordance with, Article 8 of this Agreement;

(13) create or permit the creation of any encumbrance on any Property or the Company’s direct or indirect interest in any Subsidiary or any other Company Asset (or permit any Subsidiary to do any of the foregoing) other than space leases entered into in the ordinary course in accordance with the terms of the Senior Loan Documents and such other encumbrances as are permitted by the terms of the Senior Loan Documents, provided, however, that the Subsidiaries may, without the consent of the Class A Member, contest mechanics’ liens as permitted by the terms of the Senior Loan Documents;

(14) permit any demolition, construction, alteration or removal with respect to any Property unless in accordance with the Senior Loan Documents, including matters related to casualty or condemnation (unless requisite consent is obtained); and

(15) appoint any replacement Managing Member.

Upon the declaration of a Changeover Event, the Class A Member or any Person designated by it shall have the exclusive authority to take each of the foregoing actions and make each of the foregoing decisions on behalf of the Company as it deems appropriate in its sole discretion and any requirement in this Agreement, at law or otherwise that it seek approval from or consult with the Class B Member or any other Person shall be of no force or effect.

3.7 Class B Member Affiliate Contracts. The Class B Member shall enforce in all material respects the material obligations of each counterparty to a Class B Member Affiliate Agreement. If the Class A Member shall request in writing to the Class B Member that the Class B Member enforce any material obligation of a counterparty to any Class B Member Affiliate Contract and the Class B Member shall not, promptly following receipt of such request, proceed diligently to enforce such material obligation, then the Class A Member may, in the name of the Company and/or any of its Subsidiaries, exercise any right or remedy available to the Company and/or any of its Subsidiaries under the Class B Member Affiliate Contract in question.

3.8 Cooperation. If the Managing Member is removed as Managing Member in accordance with the provisions of this Article 3 or otherwise pursuant to the terms of this Agreement, and a replacement Managing Member has been selected by the Class A Member, or if the Class A Member has elected to exercise any of the remedies set forth in Section 3.3, then, in each case, the Managing Member shall cooperate fully with the Class A Member and, to the extent applicable, the replacement Managing Member, and furnish all books and records and any and all other information in its possession, or reasonably obtainable by the existing Managing Member, related to the management and development of the Company and the Properties as reasonably requested by such persons.

3.9 The Class A Member’s Right to Cure Senior Loan Defaults. If the Class A Member receives notice or otherwise becomes aware of any default (i.e., an event that would constitute an “event of default” after applicable grace and cure periods) under any of the Senior Loan Documents, then, in addition to the rights of the Class A Member to fund Protective Capital pursuant to Section 6.2 below, the Class A Member shall have the right to take any such action on behalf of the Company and its Subsidiaries as is reasonably necessary to cure such default, provided that the Class A Member first provide the Class B Member with at least two (2) Business Days’ prior notice of such proposed action unless there is not sufficient time to provide such prior notice and cure such default within the applicable grace or cure period, in which case, the Class A Member shall provide the Class B Member notice of such action concurrently with taking such action.

3.10 Mortgage Loan. For the avoidance of doubt, the Class A Member and the Class B Member each hereby approve the assumption of the Mortgage Loan by the Mortgage Borrowers, and authorize the execution, delivery and performance of their respective obligations under the Mortgage Loan Documents by the Mortgage Borrowers, any Subsidiary and the Company.

ARTICLE 4

RIGHTS AND DUTIES OF MEMBERS

4.1 Duties and Obligations of the Class B Member.

(a) In addition to such duties as are described elsewhere in this Agreement, the Managing Member shall (or shall cause the applicable Property Managers to) (i) prepare and deliver to the Class A Member (or cause to be prepared and delivered to the Class A Member) the Annual Budget for each Budget Year in accordance with Section 5.3, (ii) deliver (and cause the Property Manager to deliver) to the Class A Member promptly upon its receipt, copies of all (x) summonses and complaints served on the Company, any Subsidiary or the Class B Member (as the Managing Member of the Company) which are (I) served against the Company or the Managing Member or (II) not covered by insurance or (III) reasonably expected to result in a Material Adverse Effect and (y) written notices of default on any loan or other indebtedness for borrowed money of the Company or any Subsidiary or of any judgment or attachment against any Company Asset, the Property or the direct or indirect interests of Company in the Subsidiaries that is either against the Company or in excess of $1,000,000, (iii) monitor the Company’s and the Subsidiaries’ compliance with the Senior Loan Documents (and use diligent efforts to cause their compliance with the terms thereof), mortgages (and cause their compliance with the terms thereof) and any other agreements to which the Company or any Subsidiary is bound unless any such non-compliance is not reasonably expected to be material (and taking appropriate steps on behalf of the Company to cure any non-compliance to the extent permitted under this Agreement and promptly notifying the Class A Member of any such non-compliance), and (iv) carry out its responsibilities under Section 4.2 and the other sections of this Agreement.

(b) In the event the Class B Member shall fail to perform or comply with, or to cause the performance of or compliance with, any obligation or duty imposed on the Managing Member pursuant to this Agreement, then, without limiting any other remedy available to the Class A Member, the Class A Member shall have the right (but not the obligation) after ten (10) Business Days’ notice to the Managing Member to perform or comply with, or cause the performance of or compliance with, such obligation, any such additional cost or expense to be reimbursed by the Company.

4.2 Prohibition of Other Activities of the Class B Member. The Class B Member agrees that it will not engage in any activity not related to the Company or invest in any venture other than the Company or possess any interest therein independently or with others. Notwithstanding the foregoing, any owner of a direct or indirect interest in the Class B Member may engage or invest in any other activity or venture or possess any interest therein independently or with others whether or not in competition with the Company or any Subsidiary. In addition, no owner of a direct or indirect interest in the Class B Member or any other Person employed by, related to or in any way affiliated with any such Person shall have, by virtue of the terms of this Agreement, any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, and none of the Company, the Members, the creditors of the Company or any other Person having any interest in the Company shall have (A) any claim, right or cause of action under this Agreement against the Class B Member or any owner of a direct or indirect interest in the Class B Member or any other Person employed by, related to or in any way affiliated with any such Person, by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or any interest therein or (B) any right under this Agreement to participate therein.

4.3 Limitation on Member Liability; Indemnification.

(a) Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company; provided, however, that the foregoing shall not: (i) relieve the Guarantors from any liability arising under the Guarantees or the Environmental Indemnity Agreement or otherwise limit or impair the obligations of the Guarantors thereunder or (ii) have any effect on the liability of such Persons for their own willful or tortious misconduct.

(b) In any threatened, pending or completed action, suit or proceeding, to the fullest extent permitted by law, each Member shall be fully protected, indemnified and held harmless by the Company against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member in connection with the business of the Company any Subsidiary or any Property in connection with such action, suit or proceeding) (collectively, “Damages”) by virtue of its status as Member or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the fraud, gross negligence or willful misconduct of such Member; provided, however, such Member shall not be so indemnified for any acts determined by any adjudicative or arbitration procedure to be in contravention of an express term of this Agreement or in breach of its fiduciary duties. The indemnification provided by this Section 4.3(b) shall be recoverable only out of the assets of the Company, and no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) shall be payable under this Section from amounts owing to the Class A Member.

(c) The Company shall indemnify, reimburse, defend and hold harmless the Class A Member and its Related Persons for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against them, in any way relating to or arising out of the following: (i) the making of the Class A Member’s Capital Contribution, (ii) owning or holding the Class A Member’s interest, (iii) enforcing the Class A Member’s rights or remedies under this Agreement, (iv) any acts or omissions of the Class A Member (directly or through its Affiliates) as a Member or Managing Member, as applicable, or (v) any Environmental Claim resulting from any circumstance, condition, action or event first occurring after the date hereof (other than Environmental Claims arising from circumstances, conditions, actions or events first occurring after the date of the declaration of a Changeover Event and not caused by the Class B Member or an Affiliate thereof); provided, however, that neither the Class A Member nor any of its Related Persons shall have the right to be indemnified under this subsection (c) for the Class A Member’s or its Affiliates’ own gross negligence, illegal acts, fraud or willful misconduct. For purposes of this Section 4.3(c), the Company shall not be deemed to be an Affiliate of the Class A Member unless and until the Class A Member exercises control over the Company following the declaration of a Changeover Event. The provisions of and undertakings and indemnification set forth in this subsection (c) shall survive the repayment in full of all sums otherwise due the Class A Member under this Agreement or in respect of its Interest, the transfer of the entirety of the Class A Member’s Interest to unaffiliated third parties, and the termination of this Agreement or liquidation of the Company.

(d) All obligations in this Agreement to indemnify, defend, or hold harmless the Class A Member shall survive the Transfer or redemption of the Class A Member’s Interest, and the sale or other Transfer of any Property.

4.4 Compensation of Members and their Affiliates. No Member, nor any of their respective Affiliates, shall be entitled to compensation from the Company in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder.

4.5 Use of Company Property. No Member shall make use of the property or funds of the Company, or assign its rights to specific Company property, other than for the business or benefit of the Company.

4.6 Tax Contests. The Class B Member shall give prompt notice to the Class A Member of any and all tax proceedings relating to any matters covered in Section 2.12. The Managing Member shall furnish the Class A Member with timely and reasonably detailed status reports regarding any such tax proceedings promptly after any material new development, and the Class A Member shall be given reasonable advance notice by the Managing Member so that it shall have the opportunity to participate, and permit its professional tax advisers to participate, in person in all of such tax proceedings (including prior review of submissions by the Company and any of its Subsidiaries in respect of any such tax proceedings). The Class B Member shall not to settle any such tax proceeding which would have an adverse effect on the Class A Member without obtaining the prior approval of the Class A Member, such approval not to be unreasonably withheld, conditioned or delayed.

4.7 Duty of the Class A Member. To the fullest extent permitted by law, the Class A Member shall have no fiduciary or other duty to any other Member or to the Company, and each other Member waives any fiduciary or other duty or claim based thereon; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. In furtherance of the foregoing, each Member acknowledges and agrees that the Class A Member shall be entitled, in granting or withholding any consent or approval or carrying out any of its rights or remedies hereunder, to consider only the interests of the Class A Member and such other factors as the Class A Member determines in its sole discretion (even if such interests are different than or at odds or in conflict with the interests of the Company or other Members) and that the Class A Member has no duty or obligation to give any consideration to any interest of, or factors affecting, the Company or the other Members; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Whenever the Class A Member is permitted to make a determination in “good faith” or another express standard, the Class A Member shall act under such express standard and shall not be subject to any other or different standard imposed by any other relevant provision of law or otherwise. Whenever the Class A Member is permitted to consent, withhold consent, approve, withhold approval or to take any other action under the terms of this Agreement, it may do so in its sole and absolute discretion and judgment unless this Agreement expressly states otherwise, and any approval or consent of the Class A Member shall not be effective unless given in writing. The Class B Member acknowledges and agrees that the Class A Member and/or any owner of a direct or indirect interest in the Class A Member may engage or invest in any other activity or venture or possess any interest therein independently or with others whether or not in competition with the Company or any Subsidiary notwithstanding any provision to the contrary at law or in equity. Neither the Class A Member nor any owner of a direct or indirect interest in the Class A Member or any other Person employed by, related to or in any way affiliated with any such Person shall have any duty or obligation to disclose or offer to the Company or the Members, or obtain for the benefit of the Company or the Members, any other activity or venture or interest therein, and none of the Company, the Members, the creditors of the Company or any other Person having any interest in the Company shall have (A) any claim, right or cause of action against the Class A Member or any owner of a direct or indirect interest in the Class A Member or any other Person employed by, related to or in any way affiliated with any such Person, by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or any interest therein or (B) any right to participate therein.

ARTICLE 5

BOOKS AND RECORDS; ANNUAL REPORTS; EXPENSES AND OTHER MATTERS

5.1 Books of Account. At all times during the continuance of the Company, the Class B Member (in its capacity as Managing Member) shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Company. Such books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Company transactions in accordance with generally accepted accounting principles prevailing in the United States of America.

5.2 Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement and the Certificate, and any amendments thereto, shall at all times be maintained at the principal office of the Company or such other location as the Managing Member may propose and the Class A Member shall approve, and upon reasonable advance written notice to the Managing Member, shall be open to the inspection and examination of each other Member or its representatives during reasonable business hours.

5.3 Annual Reports and Statements; Annual Budgets. (a) The Class B Member (in its capacity as Managing Member) shall provide to each other Member, copies of all quarterly and annual financial statements and other financial reports delivered to the Mortgage Lender concurrently with the delivery of such reports to the Mortgage Lender, it being agreed that the foregoing shall include financial statements and other financial reports presenting the financial results and other information for the Company and its Subsidiaries on a consolidated basis. In addition, the Class B Member (in its capacity as Managing Member) shall send to each Member (i) all other material written notices, reports and other material information required to be delivered by the Subsidiaries under any of the Senior Loan Documents concurrently with the delivery of such materials to the applicable Senior Lender(s), (ii) all completed IRS Forms 1099 for the review and approval of the Managing Member and the Class A Member no later than ten (10) days prior to the due date of such Schedules, but in no event later than February 15 of each year in draft form and February 28 of each year in final form and (iii) such other information concerning the Company and reasonably requested by any Member as is necessary for the preparation of such Member’s federal, state and local income or other tax returns.

(b) The Managing Member has submitted an Annual Budget for the remainder of the 2015 Budget Year to the Class A Member at least thirty (30) days prior to the Effective Date. Not later than (i) December 1, 2015, the Manager Member shall prepare or cause to be prepared an Annual Budget with respect to the 2016 Budget Year, and (ii) not later than December 1 of the prior Budget Year with respect to each subsequent Budget Year, the Managing Member shall prepare for the Company for the Budget Year in question, the Annual Budget for the Company. The Class A Member shall not have the right to approve any proposed Annual Budget; provided that the Class B Member shall promptly respond to any inquiries made, or additional information requested, by the Class A Member with respect to each proposed Annual Budget.

(c) The Company shall cause the Company’s independent accountants to prepare (under the oversight of the Managing Member), on an accrual basis, all federal, state and local tax returns required to be filed by the Company or any Subsidiary, and shall cause each Subsidiary to file all such returns and other reports that it is required by law to file. The Company shall prepare or cause to be prepared all required returns as if the Company and the Subsidiaries named in the return in a manner consistent with Section 2.12.

5.4 Class A Member’s Expenses. The Company covenants and agrees to reimburse the Class A Member upon receipt of written notice from the Class A Member for all reasonable out-of-pocket expenses incurred by the Class A Member (including reasonable attorneys’ fees and other legal expenses) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Transaction Documents and any other documents or matters requested by the Class B Member; (B) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation in each case against, under or affecting the Class B Member, the Company, any Subsidiary, this Agreement, the other Transaction Documents or the Collateral or any Property; (C) enforcing any obligations of or collecting any payments due from the Class B Member or the Company under this Agreement, the other Transaction Documents or with respect to any Property (including any modification, restructuring or “work out” related to the Transaction Documents or the obligations thereunder); and (D) any insolvency or bankruptcy proceedings.

5.5 Cash Management Account. Concurrently herewith, the Managing Member has opened an interest bearing account (the “Cash Management Account”) with Wells Fargo Bank, National Association (or such other banking institution as the Class A Member may select hereafter; the “Cash Management Bank”). The Company shall cause all cash allowed to be distributed to the Company pursuant to the Senior Loan Documents and available after payment of rent by the TRS as required under the Operating Leases to be deposited in the Cash Management Account on the first Business Day that such distribution would be allowed under the Senior Loan Documents. The Company may not establish or maintain any other bank accounts, securities accounts or other accounts without the prior approval of the Class A Member (which approval, among other things, may be expressly conditioned on appropriate cash management agreements in favor of the Class A Member). Amounts on deposit in the Cash Management Account shall be distributed in accordance with Sections 8.1 and 8.4.

(a) Pursuant to the terms of the Cash Management Agreement (and any substitute or additional cash management agreement for any substitute or additional Company accounts) , (i) until the declaration of a Changeover Event, the Class B Member shall have control over, and the sole right to withdraw funds from, the Cash Management Account (and any substitute or additional Company accounts), and (ii) following the declaration of a Changeover Event, the Class A Member shall have control over, and the sole right to withdraw funds from, the Cash Management Account (and any substitute or additional Company accounts).

(b) All reasonable costs and expenses for establishing and maintaining the Cash Management Account shall be paid by the Company. All interest on the Cash Management Account shall be added to and become a part of the Cash Management Account and shall be disbursed in the same manner as other monies deposited in the Cash Management Account. The Class A Member shall not be liable for any loss sustained on the investment of any funds in accordance with this Agreement.

5.6 Plan Assets. Neither the Company nor any of its Affiliates shall at any time (a) hold any Plan Assets; (b) maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 312 of the Code; or (c) engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to the Company and its Affiliates, or in any transaction that would cause any obligation or action taken or to be taken hereunder or under the Transaction Documents to be a non-exempt prohibited transaction under ERISA.

5.7 Insurance. (a) The Company shall cause each Subsidiary to keep the Properties it owns insured at all times with the coverage and in the amounts required hereunder against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft on the “Special Form” (formerly an “All Risk” form)). Such insurance shall be in an amount (i) equal to at least the full replacement cost of the improvements, furniture, fixtures and equipment owned by such Subsidiaries (exclusive of the cost of foundations and footings), without deduction for physical depreciation, (ii) such that the insurer would not deem any Subsidiary a co-insurer thereunder and (iii) at least equal in type and amount to the types of coverage and amounts required by the lender in any of the Senior Loan Documents.

(b) The Company will maintain the insurance policies described in Section 5.1 of the Mortgage Loan Agreement whether or not the Mortgage Loan Documents remain in effect.

5.8 Casualty/Condemnation. (a) In the event of any Casualty or Condemnation requiring notice to the Mortgage Lender, the Company shall give prompt notice thereof to each of the Managing Member and the Class A Member. Subject to the terms of any of Senior Loan Documents, the Managing Member may settle and adjust any claims and the reasonable expenses incurred by them in the adjustment and collection of such proceeds shall be reimbursed by the Company upon request therefor.

(b) Notwithstanding anything to the contrary contained herein, if the Company or any of its Subsidiaries is required under the terms of the Senior Loan Documents to restore any Property, then the Company and the Subsidiaries shall be entitled to apply the insurance proceeds or the condemnation awards from the casualty or condemnation affecting such Property to such restoration in accordance with the Senior Loan Documents.

5.9 Existence; Compliance with Legal Requirements. The Company shall cause each Subsidiary to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company and all rights, licenses, permits, franchises and other agreements necessary for the continued use and operation of its business, and shall comply with all Legal Requirements and Insurance Requirements applicable to each Subsidiary and each Property in each case in accordance with the provisions of the Senior Loan Documents. In addition, and whether or not required by law, the Company shall cause each Subsidiary at all times to maintain, preserve and protect all of the Properties to the extent necessary for the continued conduct of its business and maintain the Properties in a condition at least as good as that on the date hereof except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, or, in each case, such higher standard as required under any applicable franchise license agreement entered into by any Subsidiary in each case in accordance with the provisions of the Senior Loan Documents.

5.10 Impositions and Other Claims. The Company shall and shall cause each Subsidiary to pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all impositions), as well as all lawful claims for labor, materials and supplies or otherwise, which could become a lien or encumbrance on any of its assets, subject to any rights to contest permitted under the Senior Loan Documents. The Company shall not permit or suffer (and shall cause the Subsidiaries not to permit or suffer) to exist any Lien on any Property, the Company’s direct or indirect interest in the Subsidiaries or any other Company Asset, other than Permitted Encumbrances (as defined in the Senior Loan Documents) or the security interest of the Class A Member in the Cash Management Account; provided, however, that the Subsidiaries may, without the consent of the Class A Member, contest mechanics’ liens as permitted by the terms of the Senior Loan Documents. If a Lien is imposed on a Property due solely to Senior Lender’s failure to pay taxes that, under the Senior Loan Documents, the Senior Lender is obligated to pay and for which sufficient funds in the Senior Loan tax reserve are available, the imposition of such Lien will not constitute a breach of this covenant or a Changeover Event.

5.11 Litigation. The Managing Member shall give prompt written notice to the Class A Member of any litigation or governmental proceedings pending or threatened (in writing) against the Company, the Class B Member, any Guarantor or any Subsidiary of which it has actual knowledge which, if determined adversely to such Person, could reasonably be expected to have a Material Adverse Effect.

5.12 Access to Properties. The Company shall, and shall cause each Subsidiary to, permit agents, representatives and employees of the Class A Member or its Affiliates to inspect all of the Properties or any part thereof and the books and records of the Company and each Subsidiary at any time and from time to time as may be requested by the Class A Member or such Affiliates.

5.13 Notice of Default. The Managing Member shall promptly advise the Class A Member of any change in the condition, financial or otherwise, of the Company, any Guarantor or any Subsidiary which has had or is reasonably expected to have any Material Adverse Effect, or of the occurrence to the best of the Managing Member’s knowledge of the occurrence of any Changeover Event or of any event that, with the giving of notice of the passage of time, could become a Changeover Event.

5.14 Intentionally Omitted.

5.15 Conduct of Business.

(a) The Class B Member, the Company and each Subsidiary shall conduct their respective affairs in accordance with each of the covenants and restrictions set forth on Schedule 5.15(a) (which schedule is hereby incorporated into and made a part of this Agreement) and neither the Company nor the Class B Member shall take any action or refrain from taking any action (or permit any Subsidiary to take any action or refrain from taking any action), inconsistent with the foregoing.

(b) The Company and the Class B Member agree to the representations, warranties and covenants set forth in Schedule 5.15(b).

(c) Neither the Company nor the Class B Member shall take any action or refrain from taking any action (or cause or permit any Subsidiary to take any action or refrain from taking any action) which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to any of Whitehall Street or Whitehall Parallel under any of the Whitehall Guarantees, and the Organizational Documents of each Subsidiary shall similarly prohibit the taking or suffering by any such Subsidiary of any action or omission which, whether with or without the giving of notice or the passage of time or both, could reasonably be expected to give rise to any liability or loss to any of Whitehall Street or Whitehall Parallel under any of the Whitehall Guarantees.

5.16 Standard of Operation. Subject to Section 3.6 and the terms of the Senior Loan Documents, the Company shall operate or cause to be operated the Properties at all times in a manner consistent with at least the standard of operation of the Properties as of the Effective Date (or, if greater, in accordance with the terms of the applicable franchise license agreements entered into by any Subsidiary).

5.17 No Sales of Assets. Without the prior written consent of the Class A Member, the Company will not, and will not enter into any agreement or option to, sell, transfer, assign or otherwise dispose of any of the Company’s interests in any Company Asset including any direct or indirect interest in any Subsidiary or any Property (excluding transfers of immaterial items of personal property in the ordinary course of business), nor will it permit any Subsidiary to, or to enter into any agreement or option to, sell, transfer, assign or otherwise dispose of any Property (excluding transfers of immaterial items of personal property in the ordinary course of business), except (i) for all-cash consideration and (ii) in an amount that would, after taking into account any amounts payable under the Senior Loan Documents, result in the Company receiving an amount equal to or greater than such Property’s Release Payment, unless the Redemption Price is paid in full.

5.18 Compliance with Senior Loans. At all times, whether or not the Senior Loans remain outstanding, the Managing Member and the Company shall comply, and cause each Subsidiary and Property Manager that is an Affiliate of the Class B Member to comply with all provisions of the Senior Loan Documents.

5.19 Intentionally Omitted.

5.20 Prohibited Persons. The Class B Member shall not permit the Company or any Subsidiary to: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set in Executive Order.

5.21 Forgiveness of Debt. None of the Company, the Class B Member or any Subsidiary shall cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

ARTICLE 6

CAPITAL CONTRIBUTIONS,

LOANS AND LIABILITIES

6.1 Initial Capital Contributions of the Members. Each of the Members is hereby deemed to have made initial contributions to the Company (the “Initial Capital Contributions”) and to have Percentage Interests as set forth in Schedule 6.1. The limited liability company interests issued to each Equity Member pursuant to this Agreement have been duly authorized and are validly issued limited liability company interests.

6.2 Protective Capital/Additional Capital. In the event that the Company has insufficient cash on hand (i) to pay debt service owing pursuant to any of the Senior Loan Documents or to cure or avoid a default under any of the Senior Loan Documents (including to make any repairs or replacements, capital improvements or other expenditures required under the Senior Loan Documents), (ii) to pay real estate taxes, insurance premiums or ground rents, or

(iii) to make any expenditures (including, without limitation, to fund the costs of any environmental remediation) or other disbursements to third parties that are necessary to preserve or protect any of the Properties or the Company’s direct or indirect interest therein (any additional funds required for purposes of funding any of the foregoing items are referred to herein as “Protective Capital”), the Class B Member shall contribute to the Company additional capital, in cash, in an amount sufficient to enable the Company to meet the obligation giving rise to such need on a timely basis, in which event sums so contributed shall be treated as an additional Capital Contribution. If the Class B Member fails to contribute such Protective Capital within the applicable time period set forth in paragraph (b) below after the Class A Member gives the Class B Member written notice that it has reasonably determined that the Company is in need of such additional capital, then, subject to the limitations set forth in paragraph (b) below, the Class A Member shall have the right, power and authority, but not the obligation, to make such payments on the Company’s behalf and, notwithstanding the limitations set forth in Article 3, to take any other actions reasonably related thereto in the Company’s name and on the Company’s behalf to fulfill the purpose for which the Protective Capital was needed, and the amount of any advance made by the Class A Member, together with any expenses incurred by the Class A Member in connection therewith (collectively, the “Class A Member Protective Advance”), shall constitute an additional Capital Contribution by the Class A Member, which shall be returned in full (together with a return thereon at the Increased Rate) prior to any distributions to the Class B Member. The provisions of this Agreement, including this Section 6.2, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement).

(a) The Class A Member shall not be entitled to make any Protective Capital contribution unless it has first given the Class B Member at least five (5) Business Days’ prior written notice of its intention to make the contribution (which notice will specify the amount of the proposed contribution and the purpose for which the contribution is being made), provided, however, that the Class A Member may make a Protective Capital contribution upon one (1) day’s prior notice to the Class B Member in the case of an emergency (e.g., an expense necessary to prevent the incurrence by the Company or any Subsidiary of penalties or late fees or a default under the Senior Loan Documents, to prevent other imminent material harm to the Company, the Subsidiaries or the Properties or to preserve human health and/or safety), or with such shorter or no prior notice (but subsequent notice of such emergency and the Protective Capital contribution relating thereto as soon as possible thereafter) to the extent that one (1) day’s notice would jeopardize the ability of the Class A Member to respond to the emergency. The Class B Member shall contribute to the Company funds necessary to enable the Company to reimburse the Class A Member for any such emergency contribution within five (5) days after receipt of notice that the contribution was made, together with interest thereon at the Increased Rate until repaid.

(b) Notwithstanding anything to the contrary herein, the Class A Member shall not be required under any circumstance to contribute additional capital or other amounts to the Company and no other Member shall be required to contribute additional capital except as set forth in this Section 6.2. Following the occurrence of a Changeover Event, the Class A Member shall be entitled to fund additional Capital Contributions from time to time as necessary to manage, operate, finance and sell the Company and its Subsidiaries and the Properties, as determined by the Class A Member in its sole and absolute discretion.

6.3 Application of Capital. The Class B Member shall take such actions as are reasonably necessary on behalf of the Company and/or any of its Subsidiaries to disburse the proceeds of any Capital Contributions or Protective Capital for the purposes for which the funds were contributed.

6.4 Capital of the Company. Except as expressly provided for in this Agreement, no Member shall be entitled to withdraw or receive any interest or other return on, or return of, all or any part of its Capital Contribution, or to receive any Company Assets (other than cash) in return for its Capital Contribution. The Class A Member shall not be entitled to make a Capital Contribution to the Company except as expressly authorized or required by this Agreement.

ARTICLE 7

INTENTIONALLY OMITTED

ARTICLE 8

APPLICATIONS AND DISTRIBUTIONS

OF AVAILABLE CASH; REDEMPTION

8.1 Distributions of Cash. The Managing Member shall cause the Company to distribute all Available Cash (other than Net Sales Proceeds, Net Disposition Proceeds, Net Financing Proceeds and the QCR Redemption Amount, which shall be distributed in accordance with Section 8.4) monthly on each Scheduled Distribution Date as follows:

(1) First, 100% to the Class A Member until it has received payment of the unpaid Increased Return, if any, and then any other Class A Return, if any, for any Accrual Periods ending on or prior to such Scheduled Distribution Date;

(2) Second, 100% to the Class A Member until it has received payment of all Protective Capital contributed by the Class A Member plus, to the extent not returned under clause (i), the Increased Return thereon calculated from the date such contribution was made until repaid in full;

(3) Third, if a Changeover Event has occurred, 100% to the Class A Member until the Class A Member has received in full the Redemption Price as of such Scheduled Distribution Date; and

(4) Fourth, all remaining cash flow may be distributed to the Class B Member or, if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4, shall be distributed to the Class A Member.

(b) The unavailability of cash to pay in full the amounts due to the Class A Member shall not excuse the Company’s obligation to pay such amounts, which shall be an unconditional obligation.

(c) Notwithstanding the foregoing, if the Sellers shall at any time be obligated to pay any First Pool Offset Amounts (as such term is defined in the Sale Agreement), then the Company shall pay such obligation to the Class B Member from amounts which would otherwise be distributed to the Class A Member (but any such payment shall nonetheless constitute distribution(s) to the Class A Member for purposes of this Agreement).

8.2 Sales; Financings; Qualified Capital Raises.

(a) In the event of a sale, transfer, assignment or other disposition of any Property by any Subsidiary or of any of the Company’s direct or indirect interests in any Property or any Subsidiary, as applicable, the net proceeds to the Company (taking into account amounts paid to the Senior Lender pursuant to the Senior Loan Documents) from such sale, transfer, assignment or other disposition after deduction of reasonable third-party costs approved by the Class A Member (such proceeds, the “Net Sale Proceeds”), shall be distributed as provided in Section 8.4.

(b) In the event of (i) the Company or any of its Subsidiaries incurs any Additional Mezzanine Loans or (ii) there is a refinancing of any of the Senior Loans, then the net proceeds to the Company (taking into account amounts paid to the Senior Lender pursuant to the Senior Loan Documents) from such financing or refinancing, as applicable, after deduction of all reasonable third-party costs approved by the Class A Member (such net proceeds, the “Net Financing Proceeds”), shall be distributed as provided in Section 8.4.

(c) In the event of the occurrence of any Qualified Capital Raise during any calendar month, the Class B Member shall cause an amount equal to the QCR Redemption Amount for such Qualified Capital Raise (together with an accounting of all Qualified Capital Raises that occurred during such month) to be contributed to the Company by no later than the fifth (5th) day of the next calendar month (or the next Business Day if such 5th day is not a Business Day) and the Company shall immediately distribute such amount as provided in Section 8.4.

8.3 Redemption Right.

(a) On any date from and after the Effective Date, the Class B Member shall have the right, on ten (10) days’ prior written notice to the Class A Member, to redeem all or any portion of the Class A Member’s Interest in the Company at a price equal to the Redemption Price as of such date (or, in the case of a redemption in part, the amount being so redeemed in an amount no less than $1,000,000, together with the amounts described in clauses (ii), (iii) and (iv) of the definition of “Redemption Price” contained herein), provided, however, that if a Changeover Event has been declared, then such redemption right may only be exercised until the earliest to occur of (i) in the case of a Changeover Event only, the completion of the “buy/sell” procedure described in Section 3.4 and (ii) the occurrence of a Bankruptcy with respect to the Company, the Class B Member or any Subsidiary (and after the first to occur of any of these events, neither Company nor the Class B Member shall have any right to redeem the Class A Member).

(b) Upon any closing of a redemption of one hundred percent (100%) of the Class A Member’s Interest permitted hereunder, and assuming that the Company has paid in full the Redemption Price and any and all fees and expense reimbursements then owing to the Class A Member and any of their Affiliates or designees, the Class A Member shall assign its Interest to the Class B Member or its designee without recourse and without representation or warranty other than that it owns the Interest and the same has not been transferred, pledged or otherwise encumbered (other than such encumbrances as are being released or terminated concurrently with such transfer).

8.4 Distribution of Capital Event Proceeds. Net Sale Proceeds, Net Disposition Proceeds, Net Financing Proceeds and the QCR Redemption Amount shall be distributed immediately upon receipt as follows:

(1) First, 100% to the Class A Member until it has received payment of the unpaid Increased Return, if any, and then any other Class A Return, if any, for any Accrual Periods ending on or prior to such date;

(2) Second, 100% to the Class A Member until it has received payment of all Protective Capital contributed by the Class A Member plus, to the extent not returned under clause (1), the Increased Return thereon calculated from the date such contribution was made until repaid in full;

(3) Third, 100% to the Class A Member until the Class A Member has received: (i) in the event the Capital Event in question is a refinancing of any of the Senior Loans, the full Redemption Price as of the date such distribution is made, (ii) in the event the Capital Event in question is a sale of one of more of the Properties (or any indirect interest therein), the full Release Payments for such Properties (or such indirect interest, as applicable), (iii) in the case of a distribution of the QCR Redemption Amount in respect of any Qualified Capital Raise, such QCR Redemption Amount, and (iv) in the event of any other Capital Event, all of the Capital Event Proceeds from such other Capital Event (but, in the event such Capital Event only affects certain Properties (as opposed to all Properties), only in an amount up to the Release Payment for such Property), which distribution pursuant to this clause (3) shall be considered a return of, and reduce, the Class A Member’s Unrecovered Capital;

(4) Fourth, if a Changeover Event has occurred, 100% to the Class A Member until the Class A Member has received in full the Redemption Price as of the date such distribution is made; and

(5) Fifth, 100% to the Class B Member or, if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4, 100% to the Class A Member.

8.5 Distribution After Changeover Event. Notwithstanding anything to the contrary herein, in no event will the Class B Member receive or be entitled to receive distributions or other amounts from the Company or any Subsidiary after a Changeover Event has occurred until the Class A Member has received all sums due it hereunder including the Redemption Price, and thereafter all sums shall be payable to the Class B Member.

ARTICLE 9

TRANSFER OF COMPANY INTERESTS

9.1 Restrictions on Transfers by the Class B Member.

(a) Except as expressly permitted by the rules set forth in Section 9.1(b) (any such permitted transfers, “Permitted Transfers”), the Class B Member may not Transfer, nor permit the Transfer of, all or any of its Interest to any Person and no Person owning any direct or indirect legal, beneficial or other interest in the Class B Member may Transfer, or permit the Transfer, of such interest, in each case without the Class A Member’s prior written consent.

(b) The direct or indirect transfer of membership interests in the members of the Class B Member by which, in a single transaction or a series of transactions, in the aggregate, not more than forty-nine percent (49%) of the direct and indirect membership interests in any member of the Class B Member shall be vested in parties not having an ownership interest as of the date hereof shall constitute a Permitted Transfer if (i) such Transfer constitutes a Qualified Capital Raise pursuant to the terms hereof, (ii) such Transfer does not violate the terms of the Senior Loan Documents, (iii) except for Transfers of direct or indirect interests in ARC OP, no Changeover Event has occurred and remains uncured, (iv) the Company and the Subsidiaries continue to be in compliance with the single purpose covenants set forth in Schedule 5.15(a), (v) except for Transfers of direct or indirect interests in ARC OP, the Class A Member receives not less than ten (10) days’ prior written notice of such proposed transfer, and (vi) following such Transfer, the Class B Member continues to be Controlled, directly or indirectly, by ARC OP, ARC OP continues to be Controlled, directly or indirectly by the REIT, and the REIT continues to be Controlled, directly or indirectly, by AR Capital, LLC.

9.2 Transfers by the Class A Member.

(a) Until the occurrence of a Changeover Event (the date of such occurrence, “Lockout Expiration Date”), (i) the Class A Member shall not Transfer all or any portion of its Interest without the consent of the other Member, (ii) Whitehall Street shall own greater than fifty percent (50%) of the direct or indirect membership interests in the Class A Member, and (iii) GS Group shall continue to, directly or indirectly, Control the Class A Member, provided that (x) no transfer of any direct or indirect interest in the Class A Member (other than transfers of direct and/or indirect interests in Whitehall Street) shall be permitted until the date which is two hundred seventy (270) days following the date hereof and (y) following such 270-day period, any transfer of direct or indirect non-Controlling interests in the Class A Member (other than transfers of direct and/or indirect interests in Whitehall Street) shall be subject to the consent of the Class B Member, not to be unreasonably withheld, delayed or conditioned; it being agreed that the Class B Member shall not be deemed to have acted unreasonably if it withholds its consent to any transfer of direct or indirect non-Controlling interests in the Class A Member to a competitor of the Class B Member or any of its Affiliates. Following the Lockout Expiration Date, the Class A Member may, from time to time and without the consent or approval of any other Member, Transfer all or any portion of its Interest to any Person so long as such Transfer does not violate the terms of the Senior Loan Documents (or if such Transfer would violate the terms of the Senior Loan Documents, the Class A Member has received consent thereto from the Senior Lender), and no change in Control or direct or indirect ownership of the Class A Member shall constitute a breach or a default hereunder. Notwithstanding the foregoing, (x) the Class A Member shall be entitled to Transfer all or any portion of its interest, and transfers of direct or indirect interests in the Class A Member shall be permitted, in either such case, if required by applicable law or regulation, and (y) Transfers of preferred stock issued by W2007 Grace Acquisition I, Inc. and/or W2007 Equity Inns Statutory Trust I shall be permitted at any time without the consent of the Class B Member.

(b) The Class B Member shall cooperate (and cause each Guarantor to cooperate) in any Transfer by the Class A Member of its Interest, including by executing amendments to this Agreement or any other Transaction Document so long as any such amendment does not alter any of the economic terms of any such agreement.

9.3 Assignment Binding on Company. No Transfer of all or any part of the Interest of a Member otherwise permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of the assignment agreement or other instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee’s confirmation of the accuracy of each of the representations and warranties set forth in Section 2.10 (in the case of an assignment by the Class B Member) and the assignee’s representation that such assignment was made in accordance with all applicable laws and regulations and (iii) the consent to the Transfer of the Interest required pursuant to Section 9.1, if any. In addition, the Class A Member, in its discretion and as a condition precedent to such Person becoming a transferee, also may require any Person to whom a Transfer may be made pursuant to this Article 9 to make certain reasonable and customary representations, warranties and covenants solely to evidence compliance with U.S. federal and state securities laws including, but not limited to, representations as to its net worth, sophistication and investment intent.

9.4 Bankruptcy of a Member. To the fullest extent permitted by law, the Company shall not be dissolved or terminated solely by reason of the Bankruptcy, removal, withdrawal, dissolution or admission of any Member.

9.5 Substituted Members.

(a) Any Member that assigns all of its Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be a Member of the Company except that unless and until a Substituted Member is admitted in its stead, the assigning Member shall not cease to be a Member of the Company under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Member may, prior to the admission of a Substituted Member, assign its economic interest in its Interest, to the extent otherwise permitted under this Article 9. Any Person who is an assignee of any portion of the Interest of a Member pursuant to an assignment satisfying the requirements of this Article 9 shall become a Substituted Member only when (i) the Managing Member has entered such assignee as a Member on the books and records of the Company, which the Managing Member is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee has paid all of the Company’s reasonable legal fees and filing costs in connection with the substitution as a member. Any assignee who acquires an interest in the Company by operation of law (but which acquisition is or would have been prohibited by this Article 9) shall not become a Substituted Member under any circumstance.

(b) Any Person who is an assignee of any of the Interest of a Member pursuant to an assignment satisfying the requirements of this Article 9 but who does not become a Substituted Member (or pursuant to an assignment by operation of law, who shall not become a Substituted Member) and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make an assignment of its Interest.

9.6 Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company or any of its members prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to said date and which are in force and effect on said date.

9.7 Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer by the Class B Member shall be made unless (i) registration is not required under the Securities Act in respect of such Transfer; (ii) such Transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws; (iii) such Transfer will not be subject to, or such Transfer, when aggregated with prior Transfers in accordance with applicable law will not result in the imposition of, any state, city or local transfer taxes, including, without limitation, any transfer gains taxes, unless such assignor pays such taxes; and (iv) such Transfer will not cause the Company to be treated as a “publicly-traded partnership” within the meaning of Section 7704 of the Code. The Class A Member may elect prior to any Transfer by the Class B Member to require an opinion of counsel, or in the case of an indirect Transfer of a portion of the Class B Member’s Interest, other reasonable legal assurance with respect to any of the foregoing matters.

9.8 Restraining Order; Specific Performance; Other Remedies.

(a) If the Class B Member shall attempt (or any holder of a direct or indirect interest in the Class B Member attempts) to Transfer all or any portion of its interest in the Company in violation of any of the provisions of this Agreement, the Class A Member, in addition to all rights and remedies hereunder, at law and/or equity, shall be entitled to seek a decree or order restraining and enjoining such Transfer and the Class B Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning Transfers set forth in this Agreement.

(b) It is expressly agreed that the remedy at law for breach of any of the obligations relating to Transfers set forth in this Article 9 and elsewhere in this Agreement is inadequate in view of:

(1) The complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations; and

(2) The uniqueness of each Member’s business and assets and the relationship of the Members.

Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

ARTICLE 10

DISSOLUTION OF THE COMPANY;

WINDING UP AND DISTRIBUTION OF ASSETS

10.1 Dissolution.

(a) The Company shall be dissolved and its affairs shall be wound up only upon the first to occur of the following:

(1) so long as the Senior Obligations have been repaid in full, the joint written direction of the Managing Member and the Class A Member;

(2) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(3) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized and directed to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member.

(b) No Member shall have the right to (i) withdraw or resign as a Member of the Company, (ii) redeem or otherwise require redemption of its limited liability company interest in the Company or any part thereof or (iii) to the fullest extent permitted by law, dissolve itself voluntarily.

(c) Notwithstanding any other provision of this Agreement, the Bankruptcy of any of the Members shall not cause such Member to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(d) Notwithstanding any other provision of this Agreement, each Member waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of any of the Members, or the occurrence of an event that causes any of the Members to cease to be a Member of the Company.

10.2 Winding Up.

(a) In the event of the dissolution of the Company pursuant to Section 10.1(a), the Managing Member and the Class A Member, acting together may wind up the Company’s affairs.

(b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in the Act, the Class A Member and the Managing Member, or a liquidating trustee, as the case may be, may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company’s business, dispose of and convey the Company’s property, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with Section 10.3 any remaining assets of the Company, all without affecting the liability of Members and without imposing liability on any liquidating trustee.

(c) Upon the completion of winding up of the Company, the Class A Member and the Managing Member, or a liquidating trustee, as the case may be, shall file a certificate of cancellation in the Office of the Secretary of State of the State of Delaware as provided in the Act and any other similar certificates of cancellation or termination required to discontinue its status as a legal entity or its authorization to do business in New York or any other relevant jurisdiction. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

10.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed as follows:

(1) to the satisfaction of debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), in order of priority as provided by law, other than debts and liabilities owed to Members, including to the payment of expenses of the liquidation and to the setting up of any reserves that the Class A Member and the Managing Member, or the liquidating trustee, as the case may be, shall determine are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

(2) to the Class A Member until the Class A Member has received all Increased Return then due and payable and then all Unrecovered Capital;

(3) to the satisfaction of debts and liabilities of the Company owed to Members; and

(4) to the Class B Member or to the Class A Member if the Class A Member has purchased the Interest of the Class B Member pursuant to Section 3.4.

ARTICLE 11

AMENDMENTS

11.1 Amendments.

(a) Any amendment or supplement to this Agreement implemented solely to recognize substitution of any Member expressly permitted hereunder or an assignment of any Interest made in full compliance with Article 9 may be made by either of the Managing Member or the Class A Member without the consent or approval of any other Member. In all other cases, this Agreement may only be amended, supplemented or otherwise modified with the prior written consent of the Managing Member and the Class A Member (and, if the Class B Member is not the

Managing Member and a proposed amendment would either (x) affect the economic rights provided herein of the Class B Member or (y) modify the rights of the Class B Member to approve the Fundamental Decisions specified herein, with the prior written consent of the Class B Member) and except with respect to the rights of the Special Member of the Company referred to in paragraph (b) below, no other Member shall have any right to approve or disapprove any amendment, supplement or other modification to this Agreement that has been approved by the Managing Member and the Class A Member. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

(b) For so long as any of the Senior Loans remain outstanding, no Member shall be entitled to implement any amendment, supplement or other modification of any of Section 2.5, 2.7, 5.15 or 10.1 or this Section 11.1(b) except with the prior written approval of each of the Managing Member, the Class A Member and the Special Member of the Company, and then only if such amendment, supplement or modification is not otherwise prohibited by the provisions of any Senior Loan Documents then outstanding.

11.2 Additional Members. In addition to the requirements of Section 11.1, if this Agreement shall be amended for the purpose of adding or substituting any Member, the amendment shall be signed by the Person to be added or substituted and by the assigning Member, if any. In making any amendments, the Managing Member shall prepare and file for recordation such documents and certificates as shall be required to be prepared and filed. Except for transferees of the Class A Member’s Interest, for which no consent shall be required, additional Members may be admitted to the Company only upon the unanimous consent of all Members.

ARTICLE 12

MISCELLANEOUS

12.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Class A Member or the Managing Member may be necessary or advisable to carry out the intent and purpose of this Agreement.

12.2 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth in Section 2.6 or 2.8, as applicable, or at such other address as may be designated by the addressee thereof (which in the case of the Company, shall be designated by the Class B Member) upon written notice to all of the Members. All notices given pursuant to this Section 12.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee or (ii) if delivered by United States mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

12.3 Remedies of the Class B Member. The Class A Member shall be required to act reasonably only in those cases expressly provided for herein. In the event that a claim or adjudication is made that the Class A Member or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the Transaction Documents, the Class A Member or such agent, as the case may be, has an obligation to act reasonably, that neither the Class A Member nor its agents shall be liable for any monetary damages, and the Class B Member’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether the Class A Member has acted reasonably shall be determined by an action seeking declaratory judgment, and the Class B Member hereby waives its right to seek indirect, special, punitive and/or consequential damages from the Class A Member.

12.4 Exculpation. Subject to the qualifications below, the Class A Member shall not enforce any liability or obligation of the Class B Member or the Company under this Agreement or the other Transaction Documents against any direct or indirect owner, employee or officer of the Class B Member. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Transaction Documents; (b) affect the validity or enforceability of the Environmental Indemnity Agreement or the Guarantees or any of the rights and remedies of the Class A Member against the Company or the Class B Member under this Agreement and the other Transaction Documents; (c) constitute a prohibition against the Class A Member pursuing its rights and remedies against the Company; or (d) constitute a waiver of the right of the Class A Member to enforce the liability and obligation of the Company, by money judgment or otherwise. Nothing in this Section 12.4 shall be deemed to modify, limit or expand any exculpation provisions set forth in the Senior Loan Documents.

12.5 Headings and Captions. All headings and captions contained in this Agreement and in the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

12.6 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

12.7 Counterparts. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AGREEMENT.

12.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.9 Consent to Jurisdiction. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (a “New York Court”) or in the State of Delaware (a “Delaware Court”), and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court and Delaware Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court or any Delaware Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court and Delaware Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court or Delaware Court and hereby further waives and agrees not to plead or claim in any such New York Court or Delaware Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

12.10 Arbitration.

(a) Arbitration administered by the American Arbitration Association shall be the exclusive method for resolution of any claims or disputes arising out of, relating to or in connection with this Agreement or the breach thereof, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for vacation or an award under applicable arbitration statutes) on the Members. The parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators will have no authority to award punitive damages or any other damage not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Each party shall bear its own costs in any arbitration.

(b) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto. The Class A Members shall appoint one arbitrator, the Class B Member shall appoint one arbitrator and the third arbitrator shall be appointed in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, which rules shall apply to any arbitration proceeding commenced hereunder.

(c) The place of arbitration shall be the Borough of Manhattan, The City of New York. The arbitration shall be conducted in the English language. The arbitrators shall give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of Delaware, without regard to conflict of law provisions thereof. The arbitrators shall decide such dispute as expeditiously as possible and, in any event, within fifteen (15) Business Days of selection of the third arbitrator. They shall apply the commercial arbitration rules of the American Arbitration Association and Title 9 of the U.S. Code.

(d) Notwithstanding any provision of this Agreement to the contrary, Section 3.5 and this Section 12.10 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701, et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of Section 3.5 or this Section 12.10, including any Commercial Arbitration Rules or rules of the American Arbitration Association, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of Section 3.5 or this Section 12.10. In that case, Section 3.5 or this Section 12.10, as applicable, shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the even such term or provision cannot be so limited, Section 3.5 or Section 12.10, as applicable, shall be construed to omit such invalid or unenforceable provision.

12.11 Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

12.12 Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.13 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

12.14 Entire Agreement. This Agreement, including the Schedules hereto, supersedes all prior agreements among the parties with respect to the subject matter hereof and together with the other Transaction Documents contains the entire Agreement among the parties with respect to such subject matter.

12.15 Waivers. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

12.16 No Brokers. Each of the Members hereto warrant to each other that there are no brokerage commissions or finders’ fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on their behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 12.16.

12.17 Press Releases. No Member shall issue any press release or other public communication about the formation or existence of the Company without the express prior written consent of all Members.

12.18 No Third Party Beneficiaries. Except as expressly stated herein, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement. Without limiting the generality of the foregoing, no creditor of the Company shall have any right whatsoever to require any Member to contribute capital to the Company.

12.19 Construction of Documents. The parties hereto acknowledge that they were represented by separate and independent counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party that drafted same.

12.20 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLASS B MEMBER:

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LP

By:	American Realty Capital Hospitality Portfolio Member GP, LLC, its general partner

	By:	/s/ Jonathan Mehlman
Name: Jonathan Mehlman
Title: CEO and President

[Signatures continue on next page]

Signature Page to Amended and Restated Limited Liability Company Agreement of

ARC Hospitality Portfolio I Holdco, LLC

CLASS A MEMBER:

W2007 EQUITY INNS SENIOR MEZZ, LLC

By:	/s/ Greg Fay
Name: Greg Fay Title: Manager

[Signatures continue on next page]

Signature Page to Amended and Restated Limited Liability Company Agreement of

ARC Hospitality Portfolio I Holdco, LLC

SPECIAL MEMBER:

/s/ William G. Popeo
William G. Popeo

Signature Page to Amended and Restated Limited Liability Company Agreement of

ARC Hospitality Portfolio I Holdco, LLC

SCHEDULE A

Properties

Property Name	Address (Street)	Address (City, State, Zip Code)
Hampton Inn Birmingham/Mountain Brook	2731 US Highway 280	Birmingham, AL 35223

Courtyard Dallas Medical/Market Center	2150 Market Center Blvd.	Dallas, TX 75207

Hampton Inn Baltimore/Glen Burnie	6617 Ritchie Highway	Glen Burnie, MD 21061

Courtyard Mobile	1000 West I-65 Service Road	Mobile, AL 36609

Residence Inn Mobile	950 West I-65 Service Road S.	Mobile , AL 36609

Hampton Inn Norfolk-Naval Base	8501 Hampton Boulevard	Norfolk, VA 23505

Courtyard Asheville	One Buckstone Place	Asheville, NC 28805

Fairfield Inn & Suites Dallas Medical/Market Center	2110 Market Center Boulevard at Stemmons	Dallas, TX 75207

Hampton Inn Charlotte/Gastonia	1859 Remount Road	Gastonia, NC 28054

Hampton Inn Dallas -Addison	4505 Beltway Drive	Addison, TX 75001

Hampton Inn Fayetteville I-95 10/25/2007	1922 Cedar Creek Road	Fayetteville, NC 28312

Hilton Garden Inn Austin/Round Rock	2310 North IH35	Round Rock, TX 78681

Homewood Suites by Hilton San Antonio-Northwest	4323 Spectrum One	San Antonio, TX 78230

Residence Inn Los Angeles LAX/El Segundo	2135 East El Segundo Boulevard	El Segundo, CA 90245

Residence Inn San Diego Rancho Bernardo/Scripps Poway	12011 Scripps Highlands Drive	San Diego, CA 92131

SpringHill Suites Austin Round Rock	2960 Hoppe Trail	Round Rock, TX 78681

SpringHill Suites Houston Hobby Airport	7922 Mosley Road	Houston, TX 77061

SpringHill Suites San Diego Rancho Bernardo/Scripps Poway	12032 Scripps Highlands Drive	San Diego, CA 92131

Courtyard Athens Downtown	166 North Finley Street	Athens, GA 30601

Courtyard Bowling Green Convention Center	1010 Wilkinson Trace	Bowling Green, KY 42104

Courtyard Chicago Elmhurst/Oakbrook Area	370 North IL Route 83	Elmhurst, Il 60126

Courtyard Gainesville	3700 SW 42nd Street	Gainesville, FL 32608

Courtyard Jacksonville Airport Northeast	14668 Duval Road	Jacksonville, FL 32218

Courtyard Knoxville Cedar Bluff	216 Langley Place	Knoxville, TN 37922

Courtyard Lexington South/Hamburg Place	1951 Pleasant Ridge	Lexington, KY 40509

Courtyard Louisville Downtown	100 South Second Street	Louisville, KY40202

Courtyard Orlando Altamonte Springs/Maitland	1750 Pembrook Drive	Orlando, FL 32810

Courtyard Sarasota Bradenton Airport	850 University Parkway	Sarasota, FL 34234

Courtyard Tallahassee North/I-10 Capital Circle	1972 Raymond Diehl Road	Tallahassee, FL 32308

Embassy Suites Orlando International Drive/Jamaican Court	8250 Jamaican Court	Orlando, FL 32819

Fairfield Inn & Suites Atlanta Vinings	2450 Paces Ferry Road	Atlanta , GA 30339

Hampton Inn & Suites Boynton Beach	1475 West Gateway Boulevard	Boynton Beach, FL 33426

Hampton Inn & Suites Nashville/Franklin (Cool Springs)	7141 South Springs Drive	Franklin, TN 37067

Hampton Inn Albany-Wolf Road (Airport)	10 Ulenski Drive	Albany, NY 12005

Hampton Inn and Suites Colorado Springs Air Force Academy I-25 North	7245 Commerce Center Drive	Colorado Springs, CO 80919

Hampton Inn Beckley	110 Harper Park Drive	Beckley, WV 25801

Hampton Inn Boca Raton	1455 Yamato Road	Boca Raton, FL 33431

Hampton Inn Boca Raton – Deerfield Beach	660 West Hillsboro Boulevard	Deerfield Beach, FL 33441

Hampton Inn Boston/Peabody	59 Newbury Street Route 1 North	Peabody, MA 01960

Hampton Inn Charleston-Airport/Coliseum	4701 Saul White Boulevard North	Charleston, SC 29418

Hampton Inn Chattanooga-Airport/I-75	7013 Shallowford Road	Chattanooga, TN 37421

Hampton Inn Chicago/Gurnee	5550 Grand Avenue	Gurnee, IL 60031

Hampton Inn Cleveland/Westlake	29690 Detroit Road	Westlake, OH 44145

Hampton Inn Columbia—I-26 Airport	1094 Chris Drive	West Columbia, SC 29169

Hampton Inn Columbus/Dublin	3920 Tuller Road	Dublin, OH 43017

Hampton Inn Columbus-Airport	5585 Whitesville Road	Columbus, GA 31904

Hampton Inn Detroit/Madison Heights/South Troy	32420 Stephenson Highway	Madison Heights, MI 48071

Hampton Inn Detroit/Northville	20600 Haggerty Road	Northville, MI 48167

Hampton Inn Grand Rapids-North	500 Center Drive	Grand Rapids, MI 49544

Hampton Inn Kansas City/Overland Park	10591 Metcalf Frontage Road	Overland Park, KS 66212

Hampton Inn Kansas City-Airport	11212 North Newark Circle	Kansas City, MO 64153

Hampton Inn Memphis-Poplar	5320 Poplar Avenue	Memphis, TN 38119

Hampton Inn Morgantown	1053 Van Voorhis Road	Morgantown, WV 26505

Hampton Inn Palm Beach Gardens	4001 RCA Boulevard	Palm Beach Gardens, FL 33410

Hampton Inn Pickwick Dam—at Shiloh Falls	90 Old South Road	Counce, TN 38326

Hampton Inn Scranton at Montage Mountain	22 Montage Mountain Road	Scranton, PA 18507

Hampton Inn St. Louis/Westport	2454 Old Dorsett Road	Maryland Heights, MO 63043

Hampton Inn State College	1101 East College Avenue	State College, PA 16801

Hampton Inn West Palm Beach Florida Turnpike	2025 Vista Parkway	West Palm Beach, FL 33411

Holiday Inn Charleston Mt. Pleasant	250 Johnny Dodds Boulevard	Mount Pleasant, SC 29464

Holiday Inn Express and Suites: Kendall East-Miami	11520 SW 88th Street	Miami, FL 33176

Homewood Suites by Hilton Boston-Peabody	57 Newbury Street	Boston, MA 01960

Homewood Suites by Hilton Chicago-Downtown	40 East Grand Avenue	Chicago, IL 60611

Homewood Suites by Hilton Hartford/Windsor Locks	65 Ella Grasso Turnpike	Windsor Locks, CT 06096

Homewood Suites by Hilton Memphis-Germantown	7855 Wolf River Boulevard	Germantown, TN 38138

Hyatt Place Albuquerque/Uptown	6901 Arvada North East	Albuquerque, NM 87110

Hyatt Place Baltimore/BWI Airport	940 International Drive	Linthicum Heights, MD 21090

Hyatt Place Baton Rouge/I-10	6080 Bluebonnet Boulevard	Baton Rouge, LA 70809

Hyatt Place Birmingham/Hoover	2980 John Hawkins Parkway	Birmingham, AL 35244

Hyatt Place Cincinnati Blue Ash	11435 Reed Hartman Highway	Blue Ash, OH 45241

Hyatt Place Columbus/Worthington	7490 Vantage Drive	Columbus, OH 43235

Hyatt Place Indianapolis/Keystone	9104 Keystone Crossing	Indianapolis, IN 46240

Hyatt Place Kansas City/Overland Park/Metcalf	6801 West 112th Street	Overland Park, KS 66211

Hyatt Place Las Vegas	4520 Paradise Road	Las Vegas, NV 89109

Hyatt Place Memphis/Wolfchase Galleria	7905 Giacosa Place	Memphis, TN 38133

Hyatt Place Miami Airport—West/Doral	3655 NW 82nd Avenue	Miami, FL 33166

Hyatt Place Minneapolis Airport-South	7800 International Drive	Bloomington, MN 55425

Hyatt Place Nashville/Franklin/Cool Springs	650 Bakers Bridge Avenue	Franklin, TN 37067

Hyatt Place Richmond/Innsbrook	4100 Cox Road	Glen Allen, VA 23060

Hyatt Place Tampa Airport/Westshore	4811 West Main Street	Tampa Airport/Westshore, FL 33607

Residence Inn Boise Downtown	1401 Lusk Avenue	Boise, ID 83706

Residence Inn Chattanooga Downtown	215 Chestnut Street	Chattanooga, TN 37402

Residence Inn Fort Myers	2960 Colonial Boulevard	Fort Myers, FL 33912

Residence Inn Knoxville Cedar Bluff	215 Langley Place at North Peters Road	Knoxville, TN 37922

Residence Inn Lexington South/Hamburg Place	2688 Pink Pigeon Parkway	Lexington, KY 40509

Residence Inn Macon	3900 Sheraton Drive	Macon, GA 31210

Residence Inn Portland Downtown/Lloyd Center	1710 NE Multnomah Street	Portland, OR 97232

Residence Inn Sarasota Bradenton	1040 University Parkway	Sarasota, FL 34234

Residence Inn Savannah Midtown	5710 White Bluff Road	Savannah, GA 31405

Residence Inn Tallahassee North/I-10 Capital Circle	1880 Raymond Diehl Road	Tallahassee, FL 32308

Residence Inn Tampa North/I-75 Fletcher	13420 North Telecom Parkway	Tampa, FL 33637

Residence Inn Tampa Sabal Park/Brandon	9719 Princess Palm Avenue	Tampa, FL 33619

SpringHill Suites Grand Rapids North	450 Center Drive	Grand Rapids, MI 49544

SpringHill Suites Lexington Near the University of Kentucky	863 S. Broadway	Lexington, KY 40504

Homewood Suites by Hilton Phoenix-Biltmore	2001 East Highland Avenue	Phoenix, AZ 85016

SpringHill Suites San Antonio Medical Center/Northwest	3636 NW Loop 410	San Antonio, TX 78201

SCHEDULE 1.1(a)

Allocated Amounts

Property	Allocated Amount ($)
Courtyard Asheville	4,129,406
Courtyard Athens	2,975,618
Courtyard Bowling Green	3,304,333
Courtyard Chicago	2,588,269
Courtyard Dallas	6,285,769
Courtyard Gainesville	4,042,194
Courtyard Jacksonville	1,570,072
Courtyard Knoxville	2,989,932
Courtyard Lexington South Hamburg	4,395,475
Courtyard Louisville	9,270,273
Courtyard Mobile	1,354,442
Courtyard Orlando Maitland	3,851,382
Courtyard Sarasota	2,742,066
Courtyard Tallahassee	3,139,435
Embassy Suites Orlando	5,657,167
Fairfield Inn & Suites Atlanta Vinings	2,044,980
Fairfield Inn & Suites Dallas	2,029,639
Hampton Inn & Suites Nashville Franklin Cool Springs	4,994,940
Hampton Inn & Suites Palm Beach (Boynton Beach)	7,704,136
Hampton Inn Albany	5,438,237
Hampton Inn Baltimore	2,042,114
Hampton Inn Beckley	4,622,089
Hampton Inn Birmingham (Mountain Brook)	2,206,693
Hampton Inn Boca Raton	3,326,057
Hampton Inn Boston	3,103,857
Hampton Inn Charleston	1,950,250
Hampton Inn Chattanooga	1,984,525
Hampton Inn Chicago (Gurnee)	3,072,906
Hampton Inn Cleveland	3,592,361
Hampton Inn Colorado Springs	1,736,995
Hampton Inn Columbia	1,426,006
Hampton Inn Columbus	1,402,239
Hampton Inn Columbus Dublin	2,999,745
Hampton Inn Dallas	2,555,689
Hampton Inn Deerfield Beach	3,044,432
Hampton Inn Detroit (Madison Heights)	3,734,145
Hampton Inn Detroit (Northville)	2,323,620
Hampton Inn Fayetteville	2,062,821
Hampton Inn Gastonia	2,814,403
Hampton Inn Grand Rapids	3,537,531
Hampton Inn Kansas City, MO	2,203,577

Hampton Inn Kansas City, Overland Park KS	2,576,845
Hampton Inn Memphis	3,647,639
Hampton Inn Morgantown	4,202,368
Hampton Inn Norfolk	1,390,356
Hampton Inn Palm Beach Gardens	4,980,578
Hampton Inn Pickwick	594,169
Hampton Inn Scranton	3,295,404
Hampton Inn St. Louis	2,353,870
Hampton Inn State College	3,291,704
Hampton Inn West Palm Beach	4,419,350
Hilton Garden Inn Austin	3,903,589
Holiday Inn Charleston	1,877,574
Holiday Inn Express Kendall East	2,022,915
Homewood Suites Boston	2,546,526
Homewood Suites Chicago	17,418,255
Homewood Suites Hartford	2,929,417
Homewood Suites Memphis	2,553,786
Homewood Suites Phoenix Biltmore	5,896,458
Homewood Suites San Antonio	4,191,481
Hyatt Place Albuquerque	5,227,283
Hyatt Place Baltimore	2,965,158
Hyatt Place Baton Rouge	3,107,597
Hyatt Place Birmingham	2,430,269
Hyatt Place Cincinnati (Blue Ash)	2,456,900
Hyatt Place Columbus	3,173,490
Hyatt Place Indianapolis	3,864,949
Hyatt Place Kansas City	2,364,634
Hyatt Place Las Vegas	4,731,154
Hyatt Place Memphis	3,747,384
Hyatt Place Miami (Airport)	4,725,845
Hyatt Place Minneapolis	3,486,059
Hyatt Place Nashville Franklin Cool Springs	4,724,774
Hyatt Place Richmond	2,169,631
Hyatt Place Tampa Airport/Westshore	4,970,953
Residence Inn (North-I75) Tampa	2,545,318
Residence Inn Boise	3,010,936
Residence Inn Chattanooga	3,208,438
Residence Inn Ft Myers	2,835,855
Residence Inn Knoxville	3,389,941
Residence Inn Lexington	4,181,766
Residence Inn Los Angeles	9,533,183
Residence Inn Macon	1,166,308
Residence Inn Mobile	2,263,457
Residence Inn Portland	12,092,065
Residence Inn San Diego	6,683,389
Residence Inn Sarasota	3,318,908
Residence Inn Savannah	2,669,306
Residence Inn Tallahassee	2,879,321
Residence Inn Tampa (Sabal Park)	4,055,216
SpringHill Suites Austin	2,408,380
SpringHill Suites Grand Rapids	2,712,702
SpringHill Suites Houston	3,137,419

SpringHill Suites Lexington	4,335,962
SpringHill Suites San Antonio	1,345,627
SpringHill Suites San Diego	5,036,342
Total	$347,298,021

SCHEDULE 1.1(b)

Mortgage Loan Documents

Except as defined above , all defined terms set forth in this Section 1.1(b) shall have the definitions contained in this Section 1.1(b) and in the Assumption and Release Agreement by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company (“LLC Original Borrower”), and W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership (“LP Original Borrower”; LLC Original Borrower and LP Original Borrower are individually and collectively, as the context may require, referred to as “Original Borrower”), each with a mailing address at c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company (“LLC New Borrower”), ARC HOSPITALITY PORTFOLIO I BHGL OWNER, LLC, a Delaware limited liability company (“BHGL New Borrower”), ARC HOSPITALITY PORTFOLIO I PXGL OWNER, LLC, a Delaware limited liability company (“PXGL New Borrower”), ARC HOSPITALITY PORTFOLIO I GBGL OWNER, LLC, a Delaware limited liability company (“GBGL New Borrower”), ARC HOSPITALITY PORTFOLIO I NFGL OWNER, LLC, a Delaware limited liability company (“NFGL New Borrower”), ARC HOSPITALITY PORTFOLIO I MBGL 1000 OWNER, LLC, a Delaware limited liability company (“MBGL 1000 New Borrower”), ARC HOSPITALITY PORTFOLIO I MBGL 950 OWNER, LLC, a Delaware limited liability company (“MBGL 950 New Borrower”), ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership (“LP New Borrower”), ARC HOSPITALITY PORTFOLIO I DLGL OWNER, LP, a Delaware limited partnership (“DLGL New Borrower”), and ARC HOSPITALITY PORTFOLIO I SAGL OWNER, LP, a Delaware limited partnership (“SAGL New Borrower”; LLC New Borrower, BHGL New Borrower, PXGL New Borrower, GBGL New Borrower, NFGL New Borrower, MBGL 1000 New Borrower, MBGL 950 New Borrower, LP New Borrower, DLGL New Borrower and SAGL New Borrower are individually and collectively, as the context may require, referred to as “New Borrower”), each with a mailing address at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES (“Lender”), with a mailing address at c/o Berkadia Commercial Mortgage LLC, 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002 (“Berkadia”), WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (“Whitehall Street Global”), and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (“Whitehall Parallel Global”; Whitehall Street Global and Whitehall Parallel Global are individually and collectively, as the context may require, referred to as “Original Guarantor” and together with the Original Borrower, the “Original Indemnitors”), each with a mailing address at c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282, and AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC OP”) and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation (“ARC REIT”; together with Whitehall Street Global and Whitehall Parallel Global, ARC OP and ARC REIT are individually and collectively, as the context may require, referred to as “New Guarantor” and together with the New Borrower, the “New Indemnitors”)

1.	The Mortgage Loan Agreement, as defined in the Agreement above.

2.	Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto), in the original principal amount of $519,000,000.00;

3.	Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto), in the original principal amount of $346,000,000.00;

4.	Collateral Assignment of Interest Rate Protection Agreement, dated as of April 11, 2014;

5.	Indemnification Agreement, dated as of April 11, 2014;

6.	Those certain UCC Financing Statements naming Original Borrower as debtor therein, and Original Lender as secured party therein, and filed with the appropriate recorder or clerk in which the Properties (as defined in the Loan Agreement) are located and in the records of the Secretary of State of Delaware;

7.	Those certain documents identified on Schedule 1.1(b)-M attached hereto;

8.	Environmental Indemnity Agreement executed by the Original Indemnitors in favor of Mortgage Lender;

9.	Guaranty of Recourse Obligations, executed by Original Guarantor in favor of Mortgage Lender;

10.	Payment Guaranty, executed and delivered by ARC REIT in favor of Mortgage Lender;

11.	Cash Management Agreement, dated as of April 11, 2014, and that certain Addendum to Cash Management Agreement, dated as of April 11, 2014;

12.	Contribution Agreement, dated as of April 11, 2014, executed by Original Borrower and Original Lender;

13.	Pledge and Security Agreement (the “New KS Liquor Subsidiary Pledge”), executed and delivered by ARC Hospitality Portfolio I DEKS TRS, LLC, a Delaware limited liability company (“DEKS TRS”), for the benefit of Lender;

14.	Liquor License Agreement (the “New KS Liquor License Agreement”), executed by ARC Hospitality Portfolio I KS TRS, LLC, a Kansas limited liability company (“KS Liquor Subsidiary”), DEKS TRS and LLC New Borrower for the benefit of Lender;

15.	Pledge and Security Agreement (the “New TX Liquor Subsidiary Pledge” and together the New KS Liquor Subsidiary Pledge, the “New Liquor Subsidiary Pledge”), executed and delivered by ARC Hospitality Portfolio I TX Holdings, LLC, a Delaware limited liability company (“TX Liquor Holdco”), for the benefit of Lender;

16.	Liquor License Agreement (the “New TX Liquor License Agreement” and together with the New KS Liquor License Agreement, the “New Liquor License Agreement”), executed by ARC Hospitality Portfolio I TX Beverage Company, LLC, a Delaware limited liability company (“TX Liquor Subsidiary”), ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership (“NTC TRS”), and LP New Borrower for the benefit of Lender;

17.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC New Borrower, LP New Borrower, DLGL New Borrower, SAGL New Borrower, ARC Hospitality Portfolio I TRS, LLC, a Delaware limited liability company (“TRS LLC”), DEKS TRS, NTC TRS, Lender, and American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company (“ARC Manager”), as operator, for the benefit of Lender (the “Crestline Operating Agreement Subordination”);

18.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, LP Borrower, DLGL Borrower, SAGL Borrower, Main TRS, DEKS TRS, NTC TRS, Mortgage Lender, American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company (“ARC Manager”), as operator, and Crestline Hotels & Resorts, LLC, a Delaware limited liability company (“Crestline”), as manager, for the benefit of Mortgage Lender (the “Crestline Management Agreement Subordination”);

19.	Subordination of Management Agreement (TX – Alcohol Management and Services Agreement) executed by Crestline, as manager, for the benefit of Lender, and acknowledged by TX Liquor Subsidiary (the “Crestline TX Alcohol Management Agreement Subordination” and together with the Crestline Operating Agreement Subordination and the Crestline Management Agreement Subordination, the “Crestline Subordination”);

20.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC New Borrower, ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company (“MISC TRS”), Lender, and ARC Manager, as operator, for the benefit of Lender (the “Pillar Operating Agreement Subordination”);

21.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, ARC Manager, as operator, and Pillar Hotels & Resorts, L.P. (“Pillar”), as manager, for the benefit of Mortgage Lender (the “Pillar Management Agreement Subordination” and together with the Pillar Operating Agreement Subordination, the “Pillar Subordination”)

22.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “Musselman Operating Agreement Subordination”);

23.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, ARC Manager, as operator, and Musselman Hotels Management, L.L.C. (“Musselman”), as manager, for the benefit of Mortgage Lender (the “Musselman Management Agreement Subordination” and together with the Musselman Operating Agreement Subordination, the “Musselman Subordination”);

24.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC Borrower, GBGL New Borrower, BHGL New Borrower, LP Borrower, NFGL New Borrower, ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company (“HIL TRS”), ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership (“NTC HIL TRS”), Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “Hilton-Hampton Operating Agreement Subordination”);

25.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, GBGL New Borrower, BHGL New Borrower, LP Borrower, NFGL New Borrower, HIL TRS, NTC HIL TRS, Mortgage Lender, ARC Manager, as operator, and Hampton Inns Management LLC, a Delaware limited liability company (“Hilton-Hampton”), as manager, for the benefit of Mortgage Lender (the “Hilton-Hampton Management Agreement Subordination” and together with the Hilton-Hampton Operating Agreement Subordination, the “Hilton-Hampton Subordination”);

26.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC Borrower, PXGL New Borrower, LP Borrower, HIL TRS, LLC, NTC HIL TRS, Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “Hilton-Homewood Operating Agreement Subordination”);

27.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, PXGL New Borrower, LP Borrower, HIL TRS, NTC HIL TRS, Mortgage Lender, ARC Manager, as operator, and Homewood Suites Management LLC, a Delaware limited liability company (“Hilton-Homewoood”), as manager, for the benefit of Mortgage Lender (the “Hilton-Homewood Management Agreement Subordination” and together with the Hilton-Homewood Operating Agreement Subordination, the “Hilton-Homewood Subordination”);

28.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by MBGL 1000 New Borrower, MBGL 950 New Borrower, LLC Borrower, LP Borrower, ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company (“MCK TRS”), NTC TRS, Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “McKibbon Operating Agreement Subordination”);

29.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by MBGL 1000 New Borrower, MBGL 950 New Borrower, LLC Borrower, LP Borrower, MCK TRS, NTC TRS, Mortgage Lender, ARC Manager, as operator, and McKibbon Hotel Management, Inc. (“McKibbon”), as manager, for the benefit of Mortgage Lender (the “McKibbon Management Agreement Subordination”) and together with the McKibbon Operating Agreement Subordination, the “McKibbon Subordination”;

30.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “Innventures Operating Agreement Subordination”);

31.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, ARC Manager, as operator, and InnVentures IVI, LP (“Innventures”), as manager, for the benefit of Mortgage Lender (the “Innventures Management Agreement Subordination” and together with the Innventures Operating Agreement Subordination, the “Innventures Subordination”);

32.	Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, and ARC Manager, as operator, for the benefit of Mortgage Lender (the “First Hospitality Operating Agreement Subordination”);

33.	Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) executed by LLC Borrower, MISC TRS, Mortgage Lender, ARC Manager, as operator, and First Hospitality Group, Inc. (“First Hospitality” and together with ARC Manager, Crestline, Pillar, Musselman, Hilton-Hampton, Hilton-Homewood, McKibbon, and Innventures, the “Property Managing Entities”), as manager, for the benefit of Mortgage Lender (the “First Hospitality Management Agreement Subordination” and together with the First Hospitality Operating Agreement Subordination, the “First Hospitality Subordination”; the First Hospitality Subordination together with the Crestline Subordination, the Pillar Subordination, the Musselman Subordination, the Hilton-Hampton Subordination, the Hilton-Homewood Subordination, the McKibbon Subordination, and the Innventures Subordination, is referred to as the “Management Subordination”);

34.	Clearing Account Agreement executed by TRS Holdco, Main TRS, DEKS TRS, NTC TRS, ARC Manager, Crestline, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, Main TRS, DEKS TRS, NTC TRS, LLC Borrower, LP Borrower, DLGL Borrower, SAGL Borrower, Mortgage Lender and Wells Fargo (collectively, the “Crestline Clearing Account Agreement”);

35.	Clearing Account Agreement executed by TRS Holdco, MISC TRS, ARC Manager, Pillar, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, MISC TRS, LLC Borrower, Mortgage Lender and Wells Fargo (collectively, the “Pillar Clearing Account Agreement”);

36.	Clearing Account Agreement executed by TRS Holdco, MISC TRS, ARC Manager, Musselman, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, MISC TRS, LLC Borrower, Mortgage Lender and Wells Fargo (collectively, the “Musselman Clearing Account Agreement”);

37.	Clearing Account Agreement executed by TRS Holdco, HIL TRS, NTC HIL TRS, ARC Manager, Hilton-Hampton, Hilton-Homewood, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, HIL TRS, NTC HIL TRS, LLC Borrower, BHGL New Borrower, PXGL New Borrower, GBGL New Borrower, NFGL New Borrower, LP Borrower, Mortgage Lender and Wells Fargo (collectively, the “Hilton Clearing Account Agreement”);

38.	Clearing Account Agreement executed by TRS Holdco, MCK TRS, NTC TRS, ARC Manager, McKibbon, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, MCK TRS, NTC TRS, LLC Borrower, MBGL 1000 New Borrower, MBGL 950 New Borrower, LP Borrower, Mortgage Lender and Wells Fargo (collectively, the “MkKibbon Clearing Account Agreement”);

39.	Clearing Account Agreement executed by TRS Holdco, MISC TRS, ARC Manager, Innventures, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, MISC TRS, LLC Borrower, Mortgage Lender and Wells Fargo (collectively, the “Innventures Clearing Account Agreement”);

40.	Clearing Account Agreement executed by TRS Holdco, MISC TRS, ARC Manager, First Hospitality, Mortgage Lender and Wells Fargo together with that certain Addendum A to Clearing Account Agreement executed by TRS Holdco, MISC TRS, LLC Borrower, Mortgage Lender and Wells Fargo (collectively, the “First Hospitality Clearing Account Agreement”; the First Hospitality Clearing Account Agreement together with the Crestline Clearing Account Agreement, the Pillar Clearing Account Agreement, the Musselman Clearing Account Agreement, the Hilton Clearing Account Agreement, the McKibbon Clearing Account Agreement, and the Innventures Clearing Account Agreement, is referred to as the “New Clearing Account Agreements”);

41.	Recognition Agreement (the “New Recognition Agreement”), executed by and between W2007 Equity Inns Senior Mezz, LLC, a Delaware limited liability company (“Qualified Preferred Equity Investor”), and Mortgage Lender;

42.	Subordination Agreement executed by and among Main TRS, HIL TRS, MCK TRS, MISC TRS, DEKS TRS, NTC TRS, NTC HIL TRS (such entities referred to herein, individually and collectively, as “New Operating Lessee”), New Borrower and Mortgage Lender (the “Operating Lease Subordination”);

Schedule 1.1(b) - M

Hyatt Place Birmingham/Hoover, 2980 John Hawkins Parkway, Birmingham, AL 35244

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Embassy Suites Orlando International Drive/Jamaican Court, 8250 Jamaican Court, Orlando, FL 32819

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Miami Airport—West/Doral, 3655 NW 82nd Avenue, Miami, FL 33166

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Tampa Airport/Westshore, 4811 West Main Street, Tampa Airport/Westshore, FL 33607

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Fairfield Inn & Suites Atlanta Vinings, 2450 Paces Ferry Road, Atlanta , GA 30339

a. DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton Chicago – Downtown, 40 East Grand Avenue, Chicago, IL 60611

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Indianapolis/Keystone, 9104 Keystone Crossing, Indianapolis, IN 46240

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Baton Rouge/I-10, 6080 Bluebonnet Boulevard, Baton Rouge, LA 70809

a. MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Baltimore/BWI Airport, 940 International Drive, Linthicum Heights, MD 21090

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Albuquerque/Uptown, 6901 Arvada North East, Albuquerque, NM 87110

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Cincinnati Blue Ash, 11435 Reed Hartman Highway, Blue Ash, OH 45241

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Columbus/Worthington, 7490 Vantage Drive, Columbus, OH 43235

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Memphis/Wolfchase Galleria, 7905 Giacosa Place, Memphis, TN 38133

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Nashville/Franklin/Cool Springs, 650 Bakers Bridge Avenue, Franklin, TN 37067

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Richmond/Innsbrook, 4100 Cox Road, Glen Allen, VA 23060

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Lexington South/Hamburg Place, 1951 Pleasant Ridge, Lexington, KY 40509

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Louisville Downtown, 100 South Second Street, Louisville, KY40202

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Lexington South/Hamburg Place, 2688 Pink Pigeon Parkway, Lexington, KY 40509

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites Lexington Near the University of Kentucky, 863 S. Broadway, Lexington, KY 40504

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Kansas City/Overland Park/Metcalf, 6801 West 112th Street, Overland Park, KS 66211

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS

REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Birmingham/Mountain Brook, 2731 US Highway 280, Birmingham, AL 35223

a. LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I BHGL OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton Phoenix – Biltmore, 2001 East Highland Avenue, Phoenix, AZ 85016

a. LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I PXGL OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn and Suites Colorado Springs Air Force Academy I-25 North, 7245 Commerce Center Drive, Colorado Springs, CO 80919

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton Hartford/Windsor Locks, 65 Ella Grasso Turnpike, Windsor Locks, CT 06096

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn & Suites Boynton Beach, 1475 West Gateway Boulevard, Boynton Beach, FL 33426

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Boca Raton, 1455 Yamato Road, Boca Raton, FL 33431

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Deerfield Beach, 660 West Hillsboro Boulevard, Deerfield Beach, FL 33441

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Palm Beach Gardens, 4001 RCA Boulevard, Palm Beach Gardens, FL 33410

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn West Palm Beach Florida Turnpike, 2025 Vista Parkway, West Palm Beach, FL 33411

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Columbus – Airport, 5585 Whitesville Road, Columbus, GA 31904

a. DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Chicago/Gurnee, 5550 Grand Avenue, Gurnee, IL 60031

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Kansas City/Overland Park, 10591 Metcalf Frontage Road, Overland Park, KS 66212

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS

REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Baltimore/Glen Burnie, 6617 Ritchie Highway, Glen Burnie, MD 21061

a. LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I GBGL OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Detroit/Madison Heights/South Troy, 32420 Stephenson Highway, Madison Heights, MI 48071

a. MORTGAGE, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES AND RENTS, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

d. ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Detroit/Northville, 20600 Haggerty Road, Northville, MI 48167

a. MORTGAGE, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES AND RENTS, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

d. ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Kansas City – Airport, 11212 North Newark Circle, Kansas City, MO 64153

a. FUTURE ADVANCES DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF FUTURE ADVANCES DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn St. Louis/Westport, 2454 Old Dorsett Road, Maryland Heights, MO 63043

a. FUTURE ADVANCES DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF FUTURE ADVANCES DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Albany – Wolf Road (Airport), 10 Ulenski Drive, Albany, NY 12005

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Cleveland/Westlake, 29690 Detroit Road, Westlake, OH 44145

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Columbus/Dublin, 3920 Tuller Road, Dublin, OH 43017

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Scranton at Montage Mountain, 22 Montage Mountain Road, Scranton, PA 18507

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn State College, 1101 East College Avenue, State College, PA 16801

a. OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF OPEN-END MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Charleston – Airport/Coliseum, 4701 Saul White Boulevard North, Charleston, SC 29418

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Columbia – I-26 Airport, 1094 Chris Drive, West Columbia, SC 29169

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Chattanooga-Airport/I-75, 7013 Shallowford Road, Chattanooga, TN 37421

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Memphis-Poplar, 5320 Poplar Avenue, Memphis, TN 38119

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Pickwick Dam at Shiloh Falls, 90 Old South Road, Counce, TN 38326

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS

REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton Memphis-Germantown, 7855 Wolf River Boulevard, Germantown, TN 38138

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Norfolk-Naval Base, 8501 Hampton Boulevard, Norfolk, VA 23505

a. LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NFGL OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Beckley, 110 Harper Park Drive, Beckley, WV 25801

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Morgantown, 1053 Van Voorhis Road, Morgantown, WV 26505

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Mobile, 1000 West I-65 Service Road, Mobile, AL 36609

a. LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY

PORTFOLIO I MBGL 1000 OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Mobile, 950 West I-65 Service Road S., Mobile , AL 36609

a. LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I MBGL 950 OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Gainesville, 3700 SW 42nd Street, Gainesville, FL 32608

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Orlando Altamonte Springs/Maitland, 1750 Pembrook Drive, Orlando, FL 32810

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Sarasota Bradenton Airport, 850 University Parkway, Sarasota, FL 34234

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Tallahassee North/I-10 Capital Circle, 1972 Raymond Diehl Road, Tallahassee, FL 32308

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF

ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Holiday Inn Express and Suites: Kendall East-Miami, 11520 SW 88th Street, Miami, FL 33176

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Fort Myers, 2960 Colonial Boulevard, Fort Myers, FL 33912

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Sarasota Bradenton, 1040 University Parkway, Sarasota, FL 34234

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Tallahassee North/I-10 Capital Circle, 1880 Raymond Diehl Road, Tallahassee, FL 32308

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Tampa Sabal Park/Brandon, 9719 Princess Palm Avenue, Tampa, FL 33619

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Tampa North/I-75 Fletcher, 13420 North Telecom Parkway, Tampa, FL 33637

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Athens Downtown, 166 North Finley Street, Athens, GA 30601

a. DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Macon, 3900 Sheraton Drive, Macon, GA 31210

a. DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Savannah Midtown, 5710 White Bluff Road, Savannah, GA 31405

a. DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED TO SECURE DEBT, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Knoxville Cedar Bluff, 216 Langley Place, Knoxville, TN 37922

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Chattanooga Downtown, 215 Chestnut Street, Chattanooga, TN 37402

a. FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Knoxville Cedar Bluff, 215 Langley Place at North Peters Road, Knoxville, TN 37922

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS

AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Jacksonville Airport Northeast, 14668 Duval Road, Jacksonville, FL 32218

a. AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Boise Downtown, 1401 Lusk Avenue, Boise, ID 83706

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Chicago Elmhurst/Oakbrook Area, 370 North IL Route 83, Elmhurst, Il 60126

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Bowling Green Convention Center, 1010 Wilkinson Trace, Bowling Green, KY 42104

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Boston/Peabody, 59 Newbury Street Route 1 North, Peabody, MA 01960

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton Boston – Peabody, 57 Newbury Street, Boston, MA 01960

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Grand Rapids – North, 500 Center Drive, Grand Rapids, MI 49544

a. MORTGAGE, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES AND RENTS, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

d. ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites Grand Rapids North, 450 Center Drive, Grand Rapids, MI 49544

a. MORTGAGE, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES AND RENTS, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

d. ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES AND RENTS, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Minneapolis Airport-South, 7800 International Drive, Bloomington, MN 55425

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hyatt Place Las Vegas, 4520 Paradise Road, Las Vegas, NV 89109

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Portland Downtown/Lloyd Center, 1710 NE Multnomah Street, Portland, OR 97232

a. LINE OF CREDIT INSTRUMENT, DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND FINANCING STATEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LINE OF CREDIT INSTRUMENT, DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND FINANCING STATEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Holiday Inn Charleston Mt. Pleasant, 250 Johnny Dodds Boulevard, Mount Pleasant, SC 29464

a. MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn & Suites Nashville/Franklin (Cool Springs), 7141 South Springs Drive, Franklin, TN 37067

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT, AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I OWNER, LLC, a Delaware limited liability company, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn Los Angeles LAX/El Segundo, 2135 East El Segundo Boulevard, El Segundo, CA 90245

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Residence Inn San Diego Rancho Bernardo, 12011 Scripps Highlands Drive, San Diego, CA 92131

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS

AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites San Diego Rancho Bernardo, 12032 Scripps Highlands Drive, San Diego, CA 92131

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Dallas Medical/Market Center, 2150 Market Center Blvd., Dallas, TX 75207

a. LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I DLGL OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Fairfield Inn & Suites Dallas Medical/Market Center, 2110 Market Center Boulevard at Stemmons, Dallas, TX 75207

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hilton Garden Inn Austin/Round Rock, 2310 North IH35, Round Rock, TX 78681

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites Austin Round Rock, 2960 Hoppe Trail, Round Rock, TX 78681

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites Houston Hobby Airport, 7922 Mosley Road, Houston, TX 77061

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SpringHill Suites San Antonio Medical Center, 3636 NW Loop 410, San Antonio, TX 78201

a. LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I SAGL OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Courtyard Asheville, One Buckstone Place, Asheville, NC 28805

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Charlotte/Gastonia, 1859 Remount Road, Gastonia, NC 28054

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Fayetteville I-95, 1922 Cedar Creek Road, Fayetteville, NC 28312

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, SECURITY AGREEMENT AND FIXTURE FILING AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Hampton Inn Dallas – Addison, 4505 Beltway Drive, Addison, TX 75001

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

Homewood Suites by Hilton San Antonio – Northwest, 4323 Spectrum One, San Antonio, TX 78230

a. DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

b. ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of April 11, 2014, from W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, as assigned to Lender.

c. ASSIGNMENT AND ASSUMPTION OF DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUE, AND SECURITY AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF ASSIGNMENT OF LEASES, RENTS AND HOTEL REVENUES, dated as of the date hereof, by and among W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, a Delaware limited partnership, and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.

SCHEDULE 1.1(c)

First Mezzanine Loan Documents

Except as defined above, all defined terms set forth in this Section 1.1(b) shall have the definitions contained in this Section 1.1(b) and in the Assumption and Release Agreement (Mezzanine) dated February 27, 2015, by and among WNT MEZZ I, LLC, a Delaware limited liability company, with a mailing address at c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282 (“Original Borrower”), ARC HOSPITALITY PORTFOLIO I MEZZ, LP, a Delaware limited partnership, with a mailing address at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022 (“New Borrower”), U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-MZ MEZZANINE TRUST, COMMERCIAL MEZZANINE PASS-THROUGH CERTIFICATES (“Lender”), with a mailing address at c/o Berkadia Commercial Mortgage LLC, 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002 (“Berkadia”), WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (“Whitehall Street Global”), and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership (“Whitehall Parallel Global”; Whitehall Street Global and Whitehall Parallel Global are individually and collectively, as the context may require, referred to as “Original Guarantor” and together with the Original Borrower, the “Original Indemnitors”), each with a mailing address at c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282, and AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“ARC OP”) and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation (“ARC REIT”; together with Whitehall Street Global and Whitehall Parallel Global, ARC OP and ARC REIT are individually and collectively, as the context may require, referred to as “New Guarantor” and together with the New Borrower, the “New Indemnitors”), each with a mailing address at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022.

1.	First Mezzanine Loan Agreement as defined in the Agreement above.

2.	German American Capital Corporation, a Maryland corporation (“Original Lender”), made a mezzanine loan in the original principal amount of $111,000,000.00 to Original Borrower, which Loan is evidenced by that certain (i) Mezzanine Promissory Note A-1, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-1 Note”), from Original Borrower in the original principal amount of $66,600,000.00 (the “A-1 Loan”), and (ii) Mezzanine Promissory Note A-2, dated April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “A-2 Note” and together with the A-1 Note, the “Note”), from Original Borrower in the original principal amount of $44,400,000.00 (the “A-2 Loan” and together with the A-1 Loan, the “Loan”). Collateral Assignment of Interest Rate Protection Agreement (Mezzanine), by WNT Mezz I, LLC, a Delaware limited liability company, for the benefit of German American Capital Corporation, a Maryland corporation, dated as of April 11, 2014;

3.	Indemnification Agreement, by WNT Mezz I, LLC, a Delaware limited liability company, for the benefit of German American Capital Corporation, a Maryland corporation, dated as of April 11, 2014 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Indemnification Agreement”).

4.	UCC Financing Statements naming New Borrower as debtor therein, and naming Lender, as secured party therein, to be filed in the records of the Secretary of State of Delaware

5.	Environmental Indemnity Agreement (Mezzanine) from New Indemnitors in favor of First Mezzanine Lender (the “New Environmental Indemnity”);

6.	Guaranty of Recourse Obligations (Mezzanine) (the “New Guaranty”), executed and delivered by each New Guarantor in favor of First Mezzanine Lender;

7.	Subordination of Management Agreement (Mezzanine – Operating Agreement) executed by New Borrower, ARC Hospitality Portfolio I TRS, LLC, a Delaware limited liability company (“TRS LLC”), ARC Hospitality Portfolio I DEKS TRS, LLC, a Delaware limited liability company (“DEKS TRS”), ARC Hospitality Portfolio I NTC TRS, LP, a Delaware limited partnership (“NTC TRS”), First Mezzanine Lender, and American Realty Capital Hospitality Grace Portfolio, LLC, a Delaware limited liability company (“ARC Manager”), as operator, for the benefit of First Mezzanine Lender (the “Crestline Operating Agreement Subordination”);

8.	Subordination of Management Agreement (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, TRS LLC, DEKS LLC, NTC TRS, First Mezzanine Lender, ARC Manager, as operator, and Crestline Hotels & Resorts, LLC, a Delaware limited liability company (“Crestline”), as manager, for the benefit of First Mezzanine Lender (the “Crestline Management Agreement Subordination”);

9.	Subordination of Management Agreement (Mezzanine) (Texas – Alcohol Management and Services Agreement) executed by Crestline, as manager, for the benefit of First Mezzanine Lender, and acknowledged by ARC Hospitality Portfolio I TX Beverage Company, LLC, a Delaware limited liability company (the “Crestline TX Alcohol Management Agreement Subordination”, and together with the Crestline Operating Agreement Subordination and the Crestline Management Agreement Subordination, the “Crestline Subordination”);

10.	Subordination of Management Agreement (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, ARC Hospitality Portfolio I MISC TRS, LLC, a Delaware limited liability company (“MISC TRS”), First Mezzanine Lender, and ARC Manager, as operator, for the benefit of First Mezzanine Lender (the “Pillar Operating Agreement Subordination”);

11.	Subordination of Management Agreement (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, MISC TRS, LLC, First Mezzanine Lender, ARC Manager, as operator, and Pillar Hotels & Resorts, L.P. (“Pillar”), as manager, for the benefit of First Mezzanine Lender (the “Pillar Management Agreement Subordination” and together with the Pillar Operating Agreement Subordination, the “Pillar Subordination”);

12.	Subordination of Management Agreement (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, and ARC Manager, as operator, for the benefit of First Mezzanine Lender (the “Musselman Operating Agreement Subordination”);

13.	Subordination of Management Agreement (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, ARC Manager, as operator, and Musselman Hotels Management, L.L.C. (“Musselman”), as manager, for the benefit of First Mezzanine Lender (the “Musselman Management Agreement Subordination” and together with the Musselman Operating Agreement Subordination, the “Musselman Subordination”);

14.	Subordination of Management Agreement (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, ARC Hospitality Portfolio I HIL TRS, LLC, a Delaware limited liability company (“HIL TRS”), ARC Hospitality Portfolio I NTC HIL TRS, LP, a Delaware limited partnership (“NTC HIL TRS”), First Mezzanine Lender, and ARC Manager, as operator for the benefit of First Mezzanine Lender (the “Hilton-Hampton Operating Agreement Subordination”);

15.	Subordination of Management Agreement (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, HIL TRS, NTC HIL TRS, First Mezzanine Lender, ARC Manager, as operator, and Hampton Inns Management LLC, a Delaware limited liability company (“Hilton-Hampton”), as manager, for the benefit of First Mezzanine Lender (the “Hilton-Hampton Management Agreement Subordination” and together with the Hilton-Hampton Operating Agreement Subordination, the “Hilton-Hampton Subordination”);

16.	Subordination of Management Agreement (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, HIL TRS, NTC HIL TRS, First Mezzanine Lender, and ARC Manager, as operator for the benefit of First Mezzanine Lender (the “Hilton-Homewood Operating Agreement Subordination”);

17.	Subordination of Management Agreement (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, HIL TRS, NTC HIL TRS, First Mezzanine Lender, ARC Manager, as operator, and Hampton Inns Management LLC, a Delaware limited liability company (“Hilton-Homewood”), as manager, for the benefit of First Mezzanine Lender (the “Hilton-Homewood Management Agreement Subordination” and together with the Hilton-Homewood Operating Agreement Subordination, the “Hilton-Homewood Subordination”);

18.	Subordination of Management Agreements (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, ARC Hospitality Portfolio I MCK TRS, LLC, a Delaware limited liability company (“MCK TRS”), NTC TRS, First Mezzanine Lender, and ARC Manager, as operator, for the benefit of First Mezzanine Lender (the “McKibbon Operating Agreement Subordination”);

19.	Subordination of Management Agreements (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, MCK TRS, NTC TRS, First Mezzanine Lender, ARC Manager, as operator, and McKibbon Hotel Management, Inc. (“McKibbon”), as manager, for the benefit of First Mezzanine Lender (the “McKibbon Management Agreement Subordination” and together with the McKibbon Operating Agreement Subordination, the “McKibbon Subordination”);

20.	Subordination of Management Agreements (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, and ARC Manager, as operator, for the benefit of First Mezzanine Lender (the “Innventures Operating Agreement Subordination”);

21.	Subordination of Management Agreements (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, ARC Manager, as operator, and InnVentures IVI, LP (“Innventures”), as manager, for the benefit of First Mezzanine Lender (the “Innventures Management Agreement Subordination” and together with the Innventures Operating Agreement Subordination, the “Innventures Subordination”);

22.	Subordination of Management Agreements (Mezzanine – Operating Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, ARC Manager, as operator, for the benefit of First Mezzanine Lender (the “First Hospitality Operating Agreement Subordination”);

23.	Subordination of Management Agreements (Mezzanine – Management Agreement) executed by First Mezzanine Borrower, MISC TRS, First Mezzanine Lender, ARC Manager, as operator, and First Hospitality Group, Inc. (“First Hospitality” and together with ARC Manager, Crestline, Pillar, Musselman, Hilton-Hampton, Hilton-Homewood, McKibbon, and Innventures, the “Property Managing Entities”), as manager, for the benefit of First Mezzanine Lender (the “First Hospitality Management Agreement Subordination” and together with the First Hospitality Operating Agreement Subordination, the “First Hospitality Subordination” and, together with the Crestline Subordination, the Pillar Subordination, the Musselman Subordination, the Hilton-Hampton Subordination, the Hilton-Homewood Subordination, the McKibbon Subordination, and the Innventures Subordination, the “Management Subordination”);

24.	Subordination Agreement executed by and among TRS LLC, HIL TRS, MCK TRS, MISC TRS, DEKS TRS, NTC TRS, NTC HIL TRS, First Mezzanine Borrower and First Mezzanine Lender (the “Operating Lease Subordinations”);

25.	Recognition Agreement (Mezzanine) (the “Recognition Agreement”), executed by and between W2007 Equity Inns Senior Mezz, LLC, a Delaware limited liability company (“Qualified Preferred Equity Investor”), and First Mezzanine Lender;

26.	First Mezzanine Assignment of Title Insurance Proceeds (Multi-State) executed by and between First Mezzanine Borrower, First Mezzanine Lender and such other parties as more particularly set forth therein (the “New Assignment of Title Insurance Proceeds”);

27.	incumbency certificate of ARC REIT, ARC OP, First Mezzanine Borrower and each New Operating Lessee (as defined on Schedule I attached hereto) certifying as to the incumbency of each of ARC REIT, ARC OP, First Mezzanine Borrower and each New Operating Lessee, executed by an authorized officer of ARC REIT, for the benefit of First Mezzanine Lender;

28.	incumbency certificates of Whitehall Street Global, Whitehall Parallel Global and Qualified Preferred Equity Investor executed by an authorized officer of WH Advisors, L.L.C. 2007, a Delaware limited liability company, as applicable, for the benefit of First Mezzanine Lender;

29.	Pledge Agreement; and

30.	Assumption and Release Agreement (Mezzanine).

SCHEDULE 5.15(a)

Special Purpose Covenants

1.	With respect to each Subsidiary, such Subsidiary shall comply with the single purpose entity and bankruptcy remoteness requirements of the Senior Loan Documents, whether or not the applicable Senior Loan remains outstanding.

2.	With respect to the Company:

(a) The Company (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, financing, selling, leasing, transferring, exchanging, managing and operating such the Properties through the Subsidiaries, entering into this Agreement and the other Transaction Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) its limited liability company and limited partnership interests in the Subsidiaries and (B) incidental personal property necessary for the ownership or operation of such limited liability company interests.

(b) The Company has not engaged and will not engage in any business other than the ownership, management and operation of the Properties through the Subsidiaries and business incidental thereto.

(c) The Company has not and will not enter into any Class B Member Affiliate Contract unless (i) such agreement or other arrangement is on arm’s-length commercially reasonable terms and (ii) such agreement or other arrangement is terminable by the Class A Member following the declaration of a Changeover Event without payment of any termination or similar fee.

(d) The Company has not incurred and will not incur any Indebtedness other than its obligations under this Agreement and the other Transaction Documents.

(e) Except as contemplated in this Agreement and the other Transaction Documents, the Company has not made and will not make any loans or advances to any third party (including the Class B Member, any Guarantor and/or any of their respective Affiliates), and has not and shall not acquire obligations or securities of its Affiliates.

(f) The Company is and intends to remain solvent and the Company has, in all material respects, paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company; and provided further that it shall not be a breach of this subsection (f) to the extent that the Company does (or did) not pay such debts or liabilities because it does not have (or did not have) sufficient cash flow.

(g) The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Company has not and will not, (i) terminate or fail other than to a de minimis and immaterial extent, to comply with the provisions of its Organizational Documents, or (ii) from and after the date hereof only, unless the Class A Member has consented, amend, modify or otherwise change its certificate of formation, operating agreement or other Organizational Documents.

(h) The Company has, in all material respects, maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. The Company’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet. The Company will file its own tax returns (to the extent the Company is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person (for the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person), except to the extent that the Company is (i) required to file consolidated tax returns by law or (ii) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law. The Company has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i) The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of the Class B Member or any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j) The Company intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in this clause (j) shall be interpreted to require the partners, members or other principals of the Company to make any capital contributions or loans to such entity or arrange for any such capital contribution or loan by any third party.

(k) None of the Company, any Affiliate Controlling the Company, the Class B Member, any Guarantor or any other Person holding any direct or Controlling indirect interest in the Company, has sought or intends to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l) The Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate, the Class B Member, any Guarantor or any other Person, and has held and will hold all of its assets in its own name.

(m) The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, the Class B Member, any Guarantor or any other Person.

(n) The Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o) The Company shall be a single purpose entity and shall have at all times (except for the limited and temporary circumstances described in Section 2.7 of this Agreement) at least one Special Member that has the rights and responsibilities described in this Agreement.

(p) The Company has conducted and shall conduct its business so that the assumptions made with respect to the Company in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, shall be true and correct in all material respects. In connection with the foregoing, the Company hereby covenants and agrees that it will comply in all material respects with or cause the compliance in all material respects with, (i) all of the facts and assumptions (whether regarding the Company or any other Person) set forth in such non-consolidation opinion letter, (ii) all of the representations, warranties and covenants in this Schedule 5.15(a), and (iii) its Organizational Documents other than to a de minimis and immaterial extent.

(q) Except as contemplated in this Agreement, the Company has not permitted and will not permit any Affiliate of the Class B Member or any Guarantor or any other Person holding any direct or indirect interest in the Company, independent access to its bank accounts.

(r) Except as contemplated in this Agreement, the Company has, in all material respects, paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company; provided further that it shall not be a breach of this subsection (r) to the extent that the Company does (or did) not pay such liabilities or expenses because it does not have (or did not have) sufficient cash flow.

(s) Except as contemplated in this Agreement, the Company has compensated and shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that it shall not be a breach of this subsection (s) to the extent the Company does (or did) not compensate such consultants or agents or pay such obligations because it does not have (or did not have) sufficient cash flow.

(t) The Company has not, and without the prior written consent of its Special Member, will not, (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of the Company’s properties, (iii) make any assignment for the benefit of the Company’s creditors, or (iv) take any action in furtherance of the foregoing.

(u) Except as contemplated in this Agreement, the Company has, in all material respects, maintained and will maintain an arm’s-length relationship with its Affiliates; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(v) The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w) Except pursuant to the Transaction Documents, the Company has not pledged and will not pledge its assets for the benefit of any other Person.

(x) The Company has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the obligations owed to the Class A Member under this Agreement and the other Transaction Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the obligations owed to the Class A Member under this Agreement is insufficient to pay such indemnification obligation.

(y) Except for the Guarantees, the Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

(z) The Company shall have one Special Member who will consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters for which its approval is required. Except as provided in the immediately preceding, the Special Member shall not have any fiduciary duties to any other Member or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Special Member shall not be liable to the Company, any other Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Special Member acted in bad faith or engaged in willful misconduct.

3.	With respect to the Class B Member, the Class B Member shall comply with each of the following:

(a) The Class B Member (i) has been, is, and will be organized solely for the purpose of acquiring, owning, holding, selling, transferring, exchanging, managing and operating its limited liability company interests in the Company, entering into this Agreement and the other Transaction Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) its limited liability company interests in the Subsidiaries and (B) incidental personal property necessary for the ownership or operation of such limited liability company interests.

(b) The Class B Member has not engaged and will not engage in any business other than the ownership, management and operation of its limited liability company interests in the Company and business incidental thereto.

(c) The Class B Member has not and will not enter into any contract or agreement with any Affiliate of the Class B Member, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d) The Class B Member has not incurred and will not incur any Indebtedness other than its obligations under this Agreement and the other Transaction Documents.

(e) Except as contemplated in this Agreement and the other Transaction Documents, the Class B Member has not made and will not make any loans or advances to any third party (including any Guarantor and/or any of their respective Affiliates), and has not and shall not acquire obligations or securities of its Affiliates.

(f) The Class B Member is and intends to remain solvent and the Class B Member has, in all material respects, paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member; and provided further that it shall not be a breach of this subsection (f) to the extent that the Class B Member does (or did) not pay such debts or liabilities because it does not have (or did not have) sufficient cash flow.

(g) The Class B Member has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Class B Member has not and will not, (i) terminate or fail other than to a de minimis and immaterial extent, to comply with the provisions of its Organizational Documents, or (ii) from and after the date hereof only, unless the Class A Member has consented, amend, modify or otherwise change its certificate of formation, operating agreement or other Organizational Documents.

(h) The Class B Member has, in all material respects, maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. The Class B Member’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that the Class B Member’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Class B Member and such Affiliates and to indicate that the Class B Member’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Class B Member’s own separate balance sheet. The Class B Member will file its own tax returns (to the extent the Class B Member is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person (for the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person), except to the extent that the Class B Member is (i) required to file consolidated tax returns by law or (ii) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law. The Class B Member has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i) The Class B Member has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of any Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j) The Class B Member intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that nothing in this clause (j) shall be interpreted to require the partners, members or other principals of the Class B Member to make any capital contributions or loans to such entity or arrange for any such capital contribution or loan by any third party.

(k) None of the Class B Member, any Affiliate Controlling the Class B Member, any Guarantor or any other Person holding any direct or Controlling indirect interest in the Class B Member, has sought or intends to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Class B Member.

(l) The Class B Member has not and will not commingle the funds and other assets of the Class B Member with those of any Affiliate, any Guarantor or any other Person, and has held and will hold all of its assets in its own name.

(m) The Class B Member has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, any Guarantor or any other Person.

(n) The Class B Member has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o) The Class B Member shall be a single purpose entity and its general partner shall have at all times at least one Special Member that has the rights and responsibilities described in this Agreement.

(p) The Class B Member has conducted and shall conduct its business so that the assumptions made with respect to the Class B Member in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company in any non-consolidation opinion delivered to the Class A Member in connection with its investment in the Company, or in any other non-consolidation opinion delivered subsequently to the Class A Member’s investment in the Company, shall be true and correct in all material respects. In connection with the foregoing, the Class B Member hereby covenants and agrees that it will comply in all material respects with or cause the compliance in all material respects with, (i) all of the facts and assumptions (whether regarding the Class B Member or any other Person) set forth in such non-consolidation opinion letter, (ii) all of the representations, warranties and covenants in this Schedule 5.15(a), and (iii) its Organizational Documents other than to a de minimis and immaterial extent.

(q) Except as contemplated in this Agreement, the Class B Member has not permitted and will not permit any Affiliate, any Guarantor or any other Person holding any direct or indirect interest in the Class B Member, independent access to its bank accounts.

(r) Except as contemplated in this Agreement, the Class B Member has, in all material respects, paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member; provided further that it shall not be a breach of this subsection (r) to the extent that the Class B Member does (or did) not pay such liabilities or expenses because it does not have (or did not have) sufficient cash flow.

(s) Except as contemplated in this Agreement, the Class B Member has compensated and shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that it shall not be a breach of this subsection (s) to the extent the Class B Member does (or did) not compensate such consultants or agents or pay such obligations because it does not have (or did not have) sufficient cash flow.

(t) The Class B Member has not, and without the prior written consent of the Special Member of its general partner, will not, (i) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of the Class B Member’s properties, (iii) make any assignment for the benefit of the Class B Member’s creditors, or (iv) take any action in furtherance of the foregoing.

(u) Except as contemplated in this Agreement, the Class B Member has, in all material respects, maintained and will maintain an arm’s-length relationship with its Affiliates; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Class B Member to make any additional capital contributions to the Class B Member.

(v) The Class B Member has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w) Except pursuant to the Transaction Documents, the Class B Member has not pledged and will not pledge its assets for the benefit of any other Person.

(x) The Class B Member has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the obligations owed to the Class A Member under this Agreement and the other Transaction Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the obligations owed to the Class A Member under this Agreement is insufficient to pay such indemnification obligation.

(y) Except for the Guarantees, the Class B Member has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

(z) The general partner of the Class B Member shall have one Special Member who will consider only the interests of the Class B Member, including its creditors, in acting or otherwise voting on the matters for which its approval is required.

SCHEDULE 5.15(b)

Anti-Terrorism and Anti-Money Laundering Laws; Embargoed Persons

(a) Compliance with Anti-Terrorism and Anti-Money Laundering Laws. (i) None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(ii) None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates or other agents (if any), acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated herein, is a “Prohibited Person” which is defined as:

(1)	a Person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order;

(2)	a Person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)	a Person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Legal Requirements, including the Executive Order and the Patriot Act;

(4)	a Person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(5)	a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gove/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; and

(6)	a Person or entity who is an Affiliate of a Person or entity listed above.

(iii) None of the Company, the Guarantors, the Subsidiaries, the Class B Member, their respective constituents, investors and Affiliates, any of their respective brokers or other agents, if any, acting in any capacity in connection with this Agreement or the Properties is or knowingly will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(iv) The Guarantors, the Subsidiaries and the Class B Member shall not knowingly use funds from any Prohibited Person to make any payment due to the Company hereunder, and the Company shall not knowingly use funds from any Prohibited Person to make any payment due to the Class A Member hereunder, provided that this provision shall not excuse the Company, the Guarantors, the Subsidiaries or the Class B Member from any of their payment obligations or allow any of them to defer the same.

(v) The Company, the Guarantors, and the Class B Member covenant and agree to deliver to the Class A Member any certification or other evidence requested from time to time by the Class A Member in its reasonable discretion, confirming, to its Knowledge, the compliance with this section by the Company, the Guarantors, the Subsidiaries and the Class B Member.

(b) Embargoed Person. To the Knowledge of the Company, the Guarantors, and the Class B Member, (a) none of the funds or other assets of the Company or any of its Subsidiaries constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as defined below); (b) no Embargoed Person has any interest of any nature whatsoever in the Company or any of its Subsidiaries (whether directly or indirectly); and (c) none of the funds of the Class B Member have been derived from any unlawful activity with the result that the investment in Class B Member is prohibited by law. “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

SCHEDULE 6.1

Initial Capital Contributions and Percentage Interests of the Members

Member	Initial Capital Contribution	Initial Percentage Interest
Class A Member	$347,298,021	0%
Class B Member	$100	100%
Special Member	$0.00	0%